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                                                                   EXHIBIT 10.14


                              SAN DIEGO TECH CENTER

                          OFFICE BUILDING LEASE BETWEEN

        SAN DIEGO TECH CENTER, LLC, A DELAWARE LIMITED LIABILITY COMPANY

                                       AND

                OPTICAL MICRO MACHINES, A CALIFORNIA CORPORATION



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                   BASIC LEASE TERMS OF OFFICE BUILDING LEASE
                                     BETWEEN
                           SAN DIEGO TECH CENTER, LLC
                                       AND
                             OPTICAL MICRO MACHINES

               The following Basic Lease Terms constitute a general summary of the San Diego Tech Center Office Building Lease to which they are attached. This summary is for convenience only; the terms and provisions of the Lease attached hereto are controlling.

        1. Landlord: San Diego Tech Center, LLC, a Delaware limited liability company.

        2. Tenant: Optical Micro Machines, a California corporation.

        3. Premises: Approximately 17,463 rentable square feet (including 6,000 rentable square feet designated as the "Must Take Space") in the building located at 9645 Scranton Road, San Diego, California 92121, commonly known as Building 2 of the San Diego Tech Center.

        4. Lease Term: Sixty (60) months, with one three (3) year option to extend subject to the terms of Article 32.

        5. Commencement Date: June 1, 1999.

        6. Rent:

               (a) Rent:  $1.28 per rentable square foot per month, subject to annual increases under the terms of Section 4.1.

               (b) Additional Charges: (See Section 5.1(e) and (f) for Tenant's
                   Share of Building Expenses and Tenant's
                   Share of Project Expenses, respectively)

               (c) Abatement Period for Must Take Space: (See Section 4.4)

        7. Security Deposit: Twenty-Nine Thousand Three Hundred Thirty-Seven and 84/100 Dollars ($29,337.84).

        8. Permitted Use: General office, research and development, light assembly and related uses, subject to the provisions of Article 9.

        9. T.I. Allowance: Six and 25/100 Dollars ($6.25) per rentable square foot of the Premises, plus an additional Three Dollars ($3.00) per rentable square foot of the Premises to be fully amortized over the Initial Term, subject to the provisions of Articles 7 and 31.

        10. Insurance: Tenant to obtain insurance as described in Section 16 of the Lease.

        11. Address for Payments and Notices to Landlord:

                             c/o SENTRE Partners, Inc.
                             9605 Scranton Road, Suite 102
                             San Diego, California 92121.

        12. Address for Notices to Tenant:

                             To the Premises
                             Attn: Anis Husain

        13. Broker(s): The Irving Hughes Group, Inc.

        14. Parking: Unreserved Onsite: 3.1 parking spaces per 1,000 rentable square feet of the Premises (for a total of 54 spaces).

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                              SAN DIEGO TECH CENTER
                          OFFICE BUILDING LEASE BETWEEN
        SAN DIEGO TECH CENTER, LLC, A DELAWARE LIMITED LIABILITY COMPANY
              AND OPTICAL MICRO MACHINES, A CALIFORNIA CORPORATION

               THIS LEASE, dated as of March 25, 1999, for purposes of reference only, is made and entered into by and between SAN DIEGO TECH CENTER, LLC, a Delaware limited liability company ("Landlord"), and OPTICAL MICRO MACHINES, a California corporation ("Tenant").

               Landlord and Tenant hereby covenant and agree as follows:

        1. Definitions.

               1.1 Location of Definitions. For convenience of reference only, the following terms are defined in the Section indicated:

                             (a)    AAA - 30.18(a)
                             (b)    Abatement Period - 4.4
                             (c)    Additional Charges - 4.2
                             (d)    Alterations - 10.1
                             (e)    Asbestos Reports - 30.1
                             (f)    Assignment - 18.1
                             (g)    Building - 2.1
                             (h)    Buildings - 2.3
                             (i)    Building Common Area(s) - 2.2
                             (j)    Building Expenses - 5.1(c)
                             (k)    Building Real Property - 2.1
                             (l)    Building Rentable Area - 2.6
                             (m)    Commencement Date - 3.1
                             (n)    Damaged Property - 15.1
                             (o)    Expiration Date - 3.1
                             (p)    Extension Term - 3.2
                             (q)    Hazardous Material 9.4
                             (r)    Initial Term - 3.1
                             (s)    Landlord's Expense Statement - 5.3
                             (t)    Partial Year - 5.4
                             (u)    Premises - 2.1
                             (v)    Project - 2.3
                             (w)    Project Common Area(s) - 2.4
                             (x)    Project Expenses - 5.1(d)
                             (y)    Project Real Property - 2.4
                             (z)    Project Rentable Area - 2.7
                             (aa)   Real Estate Taxes - 5.1(a)
                             (bb)   Related Entities - 22.2
                             (cc)   Relocation Notice - 30.19
                             (dd)   Rent - 4.1
                             (ee)   Rentable Area - 2.5
                             (ff)   Security Deposit - 6
                             (gg)   Sublease - 18.1
                             (hh)   Substitute Premises - 30.19
                             (ii)   Tenant Improvements - 7.1
                             (jj)   Tenant Owned Property - 10.2
                             (kk)   Tenant's Agents - 22.2
                             (ll)   Tenant's Building Share - 5.1(e)
                             (mm)   Tenant's Delay - 3.1
                             (nn)   Tenant's Project Share - 5.1(f)
                             (oo)   Term - 3.1
                             (pp)   The worth at the time of award - 20.2(f)

        2. Premises.

               2.1 Premises/Building/Building Real Property Defined. Subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") consisting of the area shown on the floor plan(s) attached hereto as Exhibit "A" located in the building located at 9645 Scranton Road, San Diego, California 92121, commonly known as Building 2 of the San Diego Tech Center (the "Building"). The Building and the real property upon which the Building is located, together with the utilities, facilities, drives, walkways and other amenities directly appurtenant to and servicing the Building are herein sometimes collectively called the "Building Real Property". The exact boundary of the Premises shall be as constructed, and shall extend to the unfinished surface of all floors and the underside of the structural concrete slab forming the

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ceiling of the Premises. Landlord shall have the right at Landlord's sole discretion to lease portions of the Building for retail and other uses from time to time, and Landlord makes no representations or warranties as to the character or nature of any of the tenancies in the Building. Landlord shall have the exclusive right to determine the nature, location, and mix of tenants of the Building and of the Project and all other matters relating to the operation thereof.

               2.2 Building Common Area Defined. The terms "Building Common Area" and "Building Common Areas" shall mean spaces, facilities, and installations such as restrooms, janitor, telephone, electrical, and mechanical rooms and closets, trash facilities, stairs, public lobbies, corridors and other circulation areas, wherever located in the Building, and all other areas of the Building not intended by Landlord to be leased to tenants, as may be designated by Landlord from time to time.

               2.3 Project Defined. The Building is part of a real estate project commonly known as the San Diego Tech Center (the "Project"). For purposes of this Lease, the Project shall be deemed to consist of the Building, Buildings 1, 3, 3D, 4, 5, 5A, 5B and 5C, a free-standing restaurant, a free-standing athletic club, an aerobic center, a racquetball court, two tennis courts, two volleyball courts, walking/running paths, landscape, sidewalks and adjacent parking areas and all appurtenances to the foregoing, all as shown on the site plan attached hereto as Exhibit "B". The Building and Buildings 2, 3, 3D, 4, 5, 5A, 5B and 5C (including common areas within said Buildings) are sometimes herein collectively called the "Buildings").

               2.4 Project Common Area and Project Real Property Defined. The term "Project Common Area" and "Project Common Areas" shall mean all portions of the Project other than (i) the Buildings (but including the aerobic center and racquetball court if they are located in any of the Buildings), and (ii) the Building Common Areas. The real property upon which the Project Common Areas are located, together with the utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Project Common Areas, are herein sometimes collectively called the "Project Real Property." Tenant acknowledges and agrees that Landlord, in its sole discretion, may relocate, eliminate, alter or otherwise make such decisions with respect to the various components of Project Common Areas as Landlord in good faith deems appropriate.

               2.5 Rentable Area Defined. For purposes of this Lease, the "Rentable Area" of the Premises shall be 17,463 rentable square feet (includes the "Rentable Area" of the Must Take Space (defined below) which shall be 6,000 rentable square feet) measured using the standard set forth in Section 2.8 below; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Premises.

               2.6 Building Rentable Area Defined. For purposes of this Lease, the "Building Rentable Area" shall be 154,773 rentable square feet, consisting of rentable square feet in the Building measured using the standard set forth in
Section 2.8 below; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Building.

               2.7 Project Rentable Area Defined. For purposes of this Lease, the "Project Rentable Area" shall be 632,809 square feet, consisting of rentable square feet contained in the Buildings; provided, however, that Landlord makes no representations or warranties as to the exact square footage in the Project.

               2.8 Rentable Area of Premises and Building. Rentable Area for the Premises and Building has been calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSIZ65.1-1980 (BOMA).

        3. Term.

               3.1 Initial Term. The parties intend that the initial term of this Lease (the "Initial Term") shall commence on June 1, 1999 (the "Commencement Date"), and shall expire on May 31, 2004, unless sooner terminated pursuant to the terms of this Lease. When used herein, "Term" shall mean the period of both the Initial Term and, if it occurs, the Extension Term (defined below in Article 32). The date on which this Lease expires shall be referred to herein as the "Expiration Date." Prior to the Commencement Date for the Premises, and upon receipt of a Building permit for the Premises from the City of San Diego, Landlord will allow Tenant access to the Premises in order to install tenant improvements, fixtures, furnishings and equipment and to otherwise ready the Premises for Tenant's occupancy; provided that such early entry will be subject to all the terms and provisions of this Lease as though the Commencement Date had occurred, except for the payment of Rent and Additional Charges which commence as set forth in this Lease.

        4. Rent: Additional Charges.

               4.1 Rent. Tenant shall pay to Landlord during the Initial Term $1.28 per month per rentable square foot of the Premises. The Rent for the Premises shall be increased by four percent (4%) every one (1) year anniversary after the Commencement Date on a cumulative basis. Rent shall be payable by Tenant monthly beginning on the Commencement Date and thereafter on or before the first day of each month, in advance. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a


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calendar month, then the Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month, and based upon the rate for the immediately following or preceding month. Tenant shall pay the first month's Rent for the Premises upon execution of this Lease by Landlord and Tenant.

               4.2 Additional Charges. Commencing on the Commencement Date for the Premises, Tenant shall pay to Landlord in equal monthly installments on or before the first day of each month, in advance and at the place where the Rent is payable, all charges, fees and expenses and other amounts whatsoever as provided in or due under this Lease ("Additional Charges"), including without limitation all amounts due pursuant to the provisions of Article 5 and the Exhibits hereto. Landlord shall have the same remedies for Tenant's failure to pay any item of Additional Charges when due as for failure to pay any installment of Rent when due. For purposes of determining Landlord's remedies in the event of Tenant's default and calculating amounts due thereunder, Additional Charges shall be deemed to be Rent.

               4.3 Manner of Payment. All payments of Rent and Additional Charges shall be made without prior demand and without offset, deduction or counterclaim, in lawful money of the United States of America. Such payments shall be made at the address for Landlord specified herein or at such other place as Landlord shall designate from time to time.

               4.4 Abatement Period. Notwithstanding anything to the contrary contained herein, and provided Tenant is not in default under the terms of this Lease, the Rent and Additional Charges (except for those utilities and services paid directly by Tenant and Tenant's reimbursement of electrical house meters as set forth in Section 19.1 below) for a portion of the Premises consisting of approximately 6,000 rentable square feet described as the "Must Take Space" on Exhibit A attached hereto, shall be abated during the period commencing on the Commencement Date through December 31, 1999 ("Abatement Period"), and Tenant shall commence payment of such Rent and Additional Charges as of January 1, 2000 in accordance with the terms of this Lease. All other terms and provisions of this Lease shall apply to the Must Take Space during the Abatement Period.

        5. Additional Charges for Expenses.

               5.1 Definitions. For purposes of this Article 5, the following terms shall have the following meanings:

                      (a) "Real Estate Taxes" shall mean all general real property taxes and general and special assessments, transit charges or fees, fees or assessments, housing fund assessments, payments in lieu of taxes, and any tax, fee or excise levied or assessed (whether at the date of this Lease or thereafter) (i) on the Building Real Property or Project Real Property, any portion thereof or Landlord's interest therein, or Landlord's personal property used in the operation of the Building or the Project Common Areas, (ii) on the use or occupancy of the Building Real Property or the Project Real Property or any portion thereof, including any tax or levy made against Rent, Additional Charges, or gross receipts from the Building or the Project Common Areas, (iii) in connection with the business of renting space in the Building or the Project Common Areas, or (iv) as a result of the transfer of any interest in the Building Real Property or Project Real Property or any portion thereof or interest therein, that are now or hereafter levied or assessed by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity. Real Estate Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, in whole or in part, any other Real Estate Taxes. Real Estate Taxes shall not include income, franchise, inheritance or capital stock taxes, unless, resulting from a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax, assessment or charge that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall not include those amounts payable by Tenant pursuant to Section 28, or similar amounts attributable to other tenants of the Building. Real Estate Taxes for any period in which the Building is not one hundred percent (100%) occupied and assessed on that basis shall be adjusted according to Landlord's reasonable estimate to reflect the Real Estate Taxes which would be payable if the Building were one hundred percent (100%) occupied and assessed on that basis.

                      (b) Notwithstanding anything to the contrary contained herein, Real Estate Taxes shall not include income tax, excess profits or revenue tax, excise tax, inheritance tax, gift tax, gains tax, franchise tax, transfer tax (as opposed to increases in Real Estate Taxes resulting from a transfer of any interest in the Building Real Property or Project Real Property), corporation tax, capital levy, estate, succession or other similar tax or charge that may be payable by or chargeable to Landlord under any present or future laws.

                      (c) "Building Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Building, including without, limitation, (i) Real Estate Taxes related to the Building Real Property, (ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas, domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, (iii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iv) the cost of such fire, extended coverage, boiler, sprinkler, apparatus,

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public liability, property damage, rent, earthquake and other insurance as
Landlord is required to carry under this Lease or reasonably deems it appropriate to carry or is required to carry by any mortgagee under any mortgage against the Building Real Property or any portion thereof or interest therein with respect to the Building or any of Landlord's or a property manager's personal property used in the operation of the Building, (v) the cost (including loan fees made at market terms) of any capital improvements made to the Building after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Building to the extent such improvements result in a reduction of Building Expenses (amortized over the useful life of the improvement), or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (vi) costs of maintenance, repair and replacement of the roof of the Building (with respect to the cost of the complete replacement of the roof of the Building, such costs shall be amortized over the useful life of the roof), excluding costs of repair and replacement of the structural elements of the roof, (vii) all supplies, materials, equipment and tools used in the management, operation and maintenance of the Building, including any rental fees, (viii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain with respect to the Building, (ix) exterior and interior landscaping, and (x) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building. Expenses for any period in which the Building is not one hundred percent (100%) occupied shall be adjusted according to Landlord's reasonable estimate to reflect the Building Expenses which would be payable if the Building were one hundred percent (100%) occupied. Building Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses incurred in connection with the leasing of any portion of the Building; (b) repairs, alterations, additions, improvements or replacements (and associated legal costs) made to rectify or correct any defect in the design, materials or workmanship of the Building or Building Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Building or Building Common Areas; (d) costs associated with damage or repairs to the Building or Building Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (e) executive salaries of on-site management or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Building or Building Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Building or Building Common Areas; (g) Landlord's general overhead expenses not related to the Building or Building Common Areas; (h) payments of principal or interest on any mortgage or other encumbrance (other than those related to capital improvements as provided herein); (i) legal fees, accountant fees, and other expenses incurred in connection with disputes with other tenants or occupants of the Building or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Building or any part thereof; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants of vacant space in the Building; (k) costs incurred due to a violation by Landlord or any other tenant in the Building of the terms and conditions of any lease or any applicable law or regulation; (l) services or installations furnished to any tenant in the Building which are not furnished to Tenant or quantities of such services furnished to any tenant in the Building which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (m) the cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed; (n) any personal property taxes payable by Tenant or by other tenants of the Building; (o) costs of fines arising from Landlord's violation of any governmental rule or authority, including, without limitation, the costs of correcting any code violations which were violations prior to the commencement of the Lease Term; (q) overhead and profit increment paid to Landlord or subsidiaries or affiliates of Landlord for management or other services on or to the Building or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been rendered on a competitive basis and been provided by parties unaffiliated with Landlord capable of providing same; (r) gas and electric power costs for which Tenant directly contracts with the local public service company;
(s) costs arising from Landlord's charitable or political contributions or from costs or fees associated with Landlord's membership in trade associations or similar organizations; (t) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due; (u) costs arising from the presence of Hazardous Materials (as defined in this Lease) in, on, under or about the Building, including, without limitations, Hazardous Materials in the groundwater or soil under the Building and provided that the presence of such Hazardous Materials either predates the Commencement Date or is not attributable to the activities indemnified by Tenant under Section 9.4 of this Lease; (v) the costs of any management fee in excess of management fees typically charged for comparable class A buildings in San Diego; and (w) costs related to a Year 2000 malfunction of Building systems which could reasonably be avoided by corrections or repairs to the affected Building equipment in advance. Landlord shall not collect in excess of one hundred percent (100%) of the cost of all Building Expenses.

                      (d) "Project Expenses" shall mean the costs and expenses directly and reasonably paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project Common Areas, including, without limitation (i) Real Estate Taxes related to the Project Real Property, (ii) the cost of heating, ventilation, air conditioning, steam, electricity, gas,
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
domestic water, sewer services, mechanical, elevator and other systems and all other utilities, and the costs of supplies and equipment and maintenance and service contracts in connection therewith, (iii) the cost of repairs, replacements, general maintenance and cleaning, including the cost of janitorial and other service agreements and trash removal, (iv) the cost of such fire, extended coverage, boiler, sprinkler, apparatus, public liability, property damage, rent, earthquake and other insurance as Landlord reasonably deems it appropriate to carry or is required to carry by any mortgage under any mortgage against the Project Common Areas or any portion thereof or interest therein with respect to the Project Common Areas or any of Landlord's or a property manager's personal property used in the operation of the Project Common Areas, (v) wages, salaries and other labor costs of all on-site employees, and all off-site employees to the extent engaged in the operation, management, maintenance and security of the Project, including taxes, insurance, retirement, medical and other employee benefits, but excluding leasing commission, (vi) fees, charges and other costs, including property management fees, consulting fees attorneys' fees and accounting fees of all independent contractors engaged by Landlord, and all such fees reasonably charged by Landlord if Landlord performs management services in connection with the Project, (vii) the cost of supplying, replacing and cleaning employee uniforms, (viii) the fair market rental value of Landlord's or the property manager's offices in the Project (which shall be of reasonable size), to the extent utilized for the management or operation of the Project, (ix) the costs (including loan fees at market rates) of any capital improvements made to the Project Common Areas after the date of this Lease as a labor-saving measure or to effect other economies in the operation or maintenance of the Project Common Areas to the extent such improvements result in a reduction of Project Expenses (amortized over the useful life of the improvement), or made to the Project Common Areas after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Project Common Areas at the date of this Lease (amortized over the useful life of the improvement), together with interest on the unamortized balance(s) at the rate of ten percent (10%) per annum or such higher market rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, (x) costs of maintenance repair and replacement of the roof of the Building (with respect to the cost of the complete replacement of the roof of the Building, such costs shall be amortized over the useful life of the roof), excluding costs of repair and replacement of the structural elements of the roof, (xi) all supplies, materials, equipment and tools used in the management, operation and maintenance of the Project Common Areas, including any rental fees, (xii) all costs and fees for licenses, inspections or permits that Landlord may be required to obtain in connection with the Project Common Areas, (xiii) expenses incurred for the maintenance of art work, streetscaping and similar enhancements of the Project which in Landlord's reasonable judgment will benefit the Project, and (xiv) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project Common Areas. Expenses for any period in which the Project is not 100% occupied shall be adjusted according to Landlord's reasonable estimate to reflect the Project Expenses which would be payable if the Project were 100% occupied. Project Expenses shall not include any of the following: (a) legal fees, brokerage commissions, advertising costs or other related expenses in connection with the leasing of any portion of the Project; (b) repairs, alterations, additions, improvements or replacements (and associated legal costs) made to rectify or correct any defect in the design, materials or workmanship of the Project of Project Common Areas; (c) costs incurred in connection with damage or repairs which are covered under any insurance policy carried by Landlord in connection with the Project or Project Common Areas; (d) costs associated with damage or repairs to the Project or the Project Common Areas necessitated by the gross negligence or willful misconduct of Landlord or Landlord's agents; (e) executive salaries of on-site management or salaries of service personnel to the extent that such salaries are payable in connection with services other than in connection with the management, operation, repair or maintenance of the Project or Project Common Areas; (f) the cost of off-site service personnel to the extent that such personnel are not engaged in the management, operation, repair or maintenance of the Project or Project Common Areas; (g) Landlord's general overhead expenses not related to the Project or Project Common Areas; (h) payments of principal or interest on any mortgage or other encumbrance (other than those related to capital improvements as provided herein); (i) legal fees, accountant fees and other expenses incurred in disputes with other tenants or occupants of the Project or associated with the enforcement of any other leases or defense of Landlord's title to or interest in the Project or any part thereof; (j) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for tenants or other occupants of vacant space in the Project; (k) costs incurred due to a violation by Landlord or any other tenant in the Project of the terms and conditions of any lease or any applicable law or regulation; (l) services or installations furnished to any tenant in the Project which are not furnished to Tenant or quantities of such services furnished to any tenant in the Project which are also furnished to Tenant but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (m) the cost of any service provided to Tenant or other occupants of the Project for which Landlord is entitled to be reimbursed; (n) any personal property taxes payable by Tenant or by other tenants of the Project; (o) costs or fines arising from Landlord's violation of any governmental rule or authority, including, without limitations, the costs of correcting any code violations which were violations prior to the Commencement Date; (p) overhead and profit increment paid to Landlord or subsidiaries or affiliates of Landlord for management or other services on or to the Project or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been rendered on a competitive basis and been provided by parties unaffiliated with Landlord capable of providing same; (q) gas and electric power cost for which any tenant directly contracts with the local public service company; (r) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due; (s) costs arising from the presence of Hazardous Materials (as defined in this Lease) in, on, under or about any portion of the Project Common Areas, including, without limitation, Hazardous Materials in the groundwater or soil under the Project Common Areas and provided that the presence of such Hazardous Materials either predates the Commencement Date or is not attributable to the activities indemnified by Tenant under Section 9.4 of this Lease; (t) costs arising from Landlord's charitable or political contributions or from costs or fees associated with Landlord's membership in trade associations or similar organizations; (u) the costs of any management fee in excess of management fees typically charged for comparable class A Projects in San Diego; and (v) costs related to a Year 2000 malfunction of Project systems which could reasonably be avoided by corrections or repairs to the affected Project equipment in advance. Landlord shall not collect in excess of 100% of the cost of all Project Expenses.

                      (e) Subject to the terms of Section 4.4, during the Abatement Period, "Tenant's Building Share" shall mean 7.41% (calculated by dividing the sum of the Rentable Area of the Premises minus the Rentable Area of the Must Take Space (for a total of 11,463) by the Building Rentable Area (154,773)). Commencing January 1, 2000, "Tenant's Building Share" shall mean 11.28% (calculated by dividing the Rentable Area of the Premises (17,463) by the Building Rentable Area (154,773)). Tenant's Building Share of Building Expenses shall normally be computed by multiplying such percentage by Building Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to Section 5.2 and the provisions of Section 5.3. If the Rentable Area of the Premises is changed for any reason, Tenant's Building Share shall be modified by multiplying the percentage specified in this Paragraph (e) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the rentable area of the Premises immediately before such change. If the rentable area of the Building is changed, then Tenant's Building Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Building after such occurrence.

                      (f) Subject to the terms of Section 4.4, during the Abatement Period, "Tenant's Project Share" shall mean 1.81% (calculated by dividing the sum of the Rentable Area in the Premises minus the Rentable Area in the Must Take Space (for a total of 11,463) by the Project Rentable Area (632,809)). Commencing January 1, 2000, "Tenant's Project Share" shall mean 2.76% (calculated by dividing the Rentable Area of the Premises (17,463) by the Project Rentable Area (632,809)). Tenant's Project Share of Project Expenses shall normally be computed by multiplying such percentage by Project Expenses, but shall be subject to adjustment as a result of special allocations made pursuant to Section 5.2 and the provisions of Section 5.3. If the rentable area of the Premises is changed for any reason, Tenant's Project Share shall be modified by multiplying the percentage specified in this Paragraph (f) by a fraction, the numerator of which shall be the rentable area of the Premises after such change and the denominator of which shall be the rentable area of the Premises immediately before such change. If the rentable area of the Project is changed, then Tenant's Project Share shall be recalculated by dividing the rentable area of the Premises after such occurrence by the rentable area of the entire Project after such occurrence.

               5.2 Special Allocations. Building Expenses and Project Expenses which are, in Landlord's reasonable discretion, properly chargeable solely to a single tenant or to a group of tenants shall be so allocated. Landlord shall endeavor to make all such allocations fairly. Any amount so allocated to Tenant shall be paid by Tenant as Additional Charges.

               5.3 Payment of Tenant's Building Share and Tenant's Project Share of Building Expenses and Project Expenses. Except as otherwise provided herein, commencing on the Commencement Date for the Premises, Tenant shall pay to Landlord as Additional Charges one twelfth (1/12th) of Tenant's Building Share of Building Expenses and one twelfth (1/12th) of Tenant's Project Share of Project Expenses, respectively on or before the first day of each month of the Term, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right to revise such estimate at any time. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish Tenant with a statement ("Landlord's Expense Statement"), certified as true and correct by an accounting or auditing officer of Landlord or a property manager, setting forth in reasonable detail the actual amount of Building Expenses and Project Expenses for such year, and Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively. If the actual amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, due for such year differs from the estimated amount of Tenant's Building Share or Tenant's Project Share of Building Expenses or Project Expenses, respectively, paid by Tenant for such year, the difference shall be paid by Tenant within thirty (30) days after the receipt of Landlord's Expense Statement, or refunded in cash to Tenant within thirty (30) days after determination thereof, as the case may be; provided, however, that in no event shall Building Expenses or Project Expenses actually payable for a given calendar year be less than zero.

               5.4 Partial Year Adjustments. For the purpose of calculating Tenant's Building Share of Building Expenses and Tenant's Project Share of Project Expenses, respectively, for the period between the Expiration Date or date of early termination and the immediately preceding January 1 (each such period being a "Partial Year"), Building Expenses and Project Expenses for the calendar year in which the Partial Year occurs shall be reduced by multiplying such amounts by a fraction, the numerator of which is the number of days in the applicable Partial Year and the denominator of which is three hundred and sixty-five (365), and such reduced amounts shall be the amounts payable during such Partial Year, and monthly payments of Tenant's Building Share of estimated Building Expenses and of Tenant's Project Share of Project Expenses shall be based on the number of months in the applicable Partial Year.

               5.5 Tenant's Right to Audit Landlord's Records. Within thirty
(30) days after Tenant's request, but not more than twice per year, Landlord shall provide Tenant with copies of Landlord's records relating to Building Expenses and Project Expenses; provided, however, that Tenant shall reimburse Landlord for the actual and reasonable cost thereof. In the event of any dispute or uncertainty as to said amounts Tenant shall be entitled to review legible copies of all of Landlord's tax bills, invoices, files and records with respect to the disputed items at the place where such materials are normally maintained, but not more often than twice per year. If, after its inspection and review, Tenant has a good faith belief that it has reason to dispute the amount of such Additional Charges, Tenant shall be entitled to retain a national, independent certified public accountant to audit such materials. If Landlord desires to contest such audit results, Landlord may do so by requesting arbitration of the dispute as set forth below within fifteen (15) days of receipt of the results of the audit, and the arbitration shall be final and binding upon Landlord and Tenant. If it is determined from the audit, or the arbitration if applicable, that Tenant was overcharged by more than three percent (3%) of the aggregate total Building Expenses or Project Expenses for such calendar year, such overcharge shall entitle Tenant to credit against its next payment of Additional Charges the amount of the overcharge and the costs associated with the audit, and the arbitration if applicable (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit, or arbitration if applicable, determines that the Tenant was overcharged less than three percent (3%) of the aggregate total Building Expenses or Project Expenses for such calendar year, such overcharge shall entitle Tenant to credit against its next payment of Additional Charges the amount of the overcharge and Tenant shall pay for all costs associated with the audit, and the arbitration if applicable. If the audit shall determine that Tenant was undercharged, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all costs associated with the audit, and the arbitration if applicable.

               Within fifteen (15) days of Landlord's request for arbitration, Landlord and Tenant shall each appoint one arbitrator who shall be a real estate professional (including, without limitation, real estate lawyers and brokers (who may specialize in either landlord or tenant representation, or both)) who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the San Diego, California area, exclusive of any broker from any brokerage firm currently representing (or who had previously represented within the preceding three (3) year period) either party, or any affiliate thereof. The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth above. The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a determination of Tenant's Share of Building Expenses and Project Expenses. The decision of the majority of the three arbitrators shall be final and binding upon Landlord and Tenant.

               5.6 Objections to Statements. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of Landlord's Expense Statements and agrees that Tenant shall have one hundred twenty (120) days following receipt of such Statements within which to raise any objection to the calculations contained therein. Failure of Tenant to object within such one hundred twenty (120) day period shall be deemed a waiver of any such objection, absent fraud or manifest errors. Tenant shall continue to make all payments required hereunder pending resolution of any such objection. No delay by Landlord in providing any Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Building Expenses or Project Expenses.

        6. Security Deposit. This Lease shall be of no effect unless and until Tenant deposits with Landlord Twenty-Nine Thousand Three Hundred Thirty-Seven and 84/100 Dollars ($29,337.84) in immediately available funds (the "Security Deposit") as security for the full performance of Tenant's obligations under this Lease. Upon default by Tenant with respect to the payment of any item of Rent or Additional Charges or any other obligation contained herein, Landlord may use or retain all or any portion of the Security Deposit for the payment of any Rent or Additional Charges or other such sum in default or for the payment of any amount Landlord may spend or may become obligated to spend by reason of Tenant's default. In the event any portion of the Security Deposit is applied or used, Tenant shall, within ten (10) business days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to its original amount as specified in this Section and Tenant's failure to do so shall constitute a material breach of this Lease. If Tenant is not in default under this Lease at the termination hereof, Landlord shall return the Security Deposit to Tenant within thirty (30) days after such termination, minus any amounts required to restore the Premises to good condition and repair, reasonable wear and tear excepted, including damage resulting from the removal by Tenant of its trade fixtures or equipment.

               6.1 Landlord's Obligations. Landlord's obligation with respect to any Security Deposit is that of a debtor and not as a trustee, consequently such sums may be commingled with rental receipts or dissipated and no interest shall accrue thereon. In the event of the sale of the real property of which the Premises constitute a part, Landlord or its agent shall transfer to Landlord's successor in interest the sums held as Security Deposit and notify Tenant in writing of such transfer and the name and address of Landlord's successor in interest or return the Security Deposit to Tenant. Upon such written notification, Tenant shall have no further claim against Landlord with respect to the Security Deposit.

        7. Acceptance of Premises.

               7.1 Construction of Tenant Improvements. Tenant shall construct but Landlord will own (and to the extent set forth in this Section 7.1 will pay for) certain improvements (the "Tenant improvements") in the Premises. The Tenant improvements for the Premises shall be designed and completed in accordance with this Article 7 and Article 31 below, the cost to Landlord of which shall not exceed One Hundred Nine Thousand One Hundred Forty-Three and 75/100 Dollars ($109,143.75) (i.e., $6.25 per rentable square foot of the Premises) ("T.I. Allowance"). In addition, an amount not to exceed Fifty-Two Thousand Three Hundred Eighty-Nine Dollars ($52,389) (i.e., $3.00 per rentable square foot of the Premises) shall be contributed by Landlord, at Tenant's request, for construction of the Tenant Improvements and shall be considered part of the T.I. Allowance; provided, that any such additional amounts contributed will be repaid by Tenant, plus 11% interest per annum, in equal monthly installments amortized over the Initial Term of the Lease. Such additional payments will be made at the same time and in the same manner as Rent. Any costs to construct the Tenant Improvements in excess of the T.I. Allowance shall be paid for by Tenant. The Tenant Improvements shall consist of all interior improvements constructed in the Premises which are not part of the Building's structure or shell and shall include by way of illustration, floor coverings, interior partitions, doors, ceilings, lighting fixtures, wall coverings, electrical and telephone outlets. The Tenant Improvements shall be constructed in accordance with plans and specifications prepared by Tenant's architect and approved by both Landlord and Tenant. The T.I. Allowance shall be available towards the costs of the actual, incurred costs of the Tenant Improvements, including the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses, and fees; all amounts paid to Tenant's contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning, and other consultant's fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs, and layouts; and reasonable incidental costs related to the foregoing.

               7.2 Condition at Delivery. Landlord warrants and will cause all Building systems (including, without limitation, heating, air conditioning, plumbing, fire sprinkler, lighting and electrical systems and utilities), as well as the Building's structural components (including, without limitation, the roof, roof membrane, foundation, structural and exterior walls) to be in good working order and condition at the time the Premises are delivered to Tenant. Except as aforesaid, Tenant shall receive the Premises broom clean in their "as is" condition as of the date of this Lease without any demolition or other work having been done. Tenant agrees to accept possession of the Premises in such condition, and Tenant shall notify Landlord of any defects in the condition of the Premises within thirty (30) days after Tenant takes possession of the Premises. By so accepting the Premises and thereafter occupying the Premises for such thirty (30) days without notifying Landlord of any defects. Tenant shall be deemed to have accepted the same and to have acknowledged that the Premises fully comply with Landlord's obligations under this Section. Upon receipt of any such notification, Landlord shall promptly and diligently repair such defects at Landlord's sole cost and expense. Landlord makes no representation or warranty as to the nature, quality, or suitability for Tenant's business of the Tenant Improvements, the Project, the Building, or the Premises, and Tenant shall have no rights against Landlord by reason of such matters or any claimed deficiencies therein.

               7.3 Compliance With Regulations. Landlord warrants to Tenant that the Premises, in the state existing on the Commencement Date, but without regard to alterations or improvements made by Tenant or to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable law, regulation or ordinance (including, without limitation. The Americans With Disabilities Act of 1990 as well as all fire, safety and Title 24 requirements) in effect on the Commencement Date, that would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within six
(6) months after the Commencement Date or, with respect to a latent defect, two
(2) months after discovery, shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder, and that the Premises, in the state existing on the Commencement Date, do not violate any such covenants, restrictions, laws, or ordinances in a manner that would substantially and adversely affect the operations and profitability of Tenant's business conducted from the Premises, and that Tenant waives any claims thereof.

        8. Common Areas.

               8.1 Right to Use Common Areas. Tenant and Tenant's Agents shall have the right to use the Building Common Areas and Project Common Areas in common with other persons, subject to Landlord's reasonable rules and regulations and the provisions of this Lease. Landlord shall, at all times, keep the Building Common Areas and Project Common Areas in good, clean and sanitary condition.

               8.2 Alteration of Building or Project Common Areas. Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant of any kind whatsoever (including without limitation liability for loss of business or profits), to make alterations or additions to the Building, the Building Common Areas or the Project Common Areas; to change, add to, eliminate or reduce the extent, size, shape, number or configuration of any aspect of the Building, the Building Common Areas or the Project Common Areas or their operations; to close to the general public all or any portion of the Building, the Building Common Areas or the Project Common Areas, to the extent and for the period necessary to avoid any dedication to the public, to effect any repairs or further construction, or in case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion; to change the arrangement, character, use or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, landscaping, toilets, mechanical, plumbing, electrical or other operating systems or any other portions of the Building, the Building Common Areas or the Project Common Areas, to change common area to rental space and rental space to common area; to utilize portions of the common area for entertainment, displays, product shows, the leasing of temporary or permanent kiosks or other such uses as, in Landlord's reasonable judgment, tend to attract the public; and to change the name, number or designation by which the Building is commonly known. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building. Landlord shall have the exclusive right to use all exterior walls, roofs and other portions of the Building, including common areas for signs, notices, and other promotional purposes. Landlord shall, to the extent reasonably possible under the circumstances, provide Tenant with advance notice of any such alterations which Landlord reasonably anticipates will materially impair Tenant's use of the Premises, and shall perform any such alterations in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section. Notwithstanding anything to the contrary in this Section, Landlord shall not alter the Building or Project Common Areas in such manner that materially and adversely impairs or impedes Tenant's use or enjoyment of the Premises or its rights under this Lease. Notwithstanding anything to the contrary in this Section, Landlord shall be liable for all damages resulting from the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors in performing any alterations or additions to the Building, the Building Common Areas or the Project Common Areas.

        9. Use.

               9.1 Office Use. The Premises shall be used for general office, research and development, light assembly and related uses, and for no other uses. Tenant shall be responsible for compliance with all zoning laws and ordinances and Tenant acknowledges that neither Landlord nor its agents has made any representations or warranties with respect thereto.

               9.2 No Nuisance. Tenant and Landlord shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance or unreasonably interfere with the safety, comfort or enjoyment of the Project by Landlord or any other occupants of the Project or their customers, invitees or any others lawfully in, upon or about the Project or its environs.

               9.3 Compliance with Laws. Tenant, at Tenant's expense, shall comply with and cause all of Tenant's Agents to comply with all applicable laws, ordinances, rules and regulations of governmental authorities applicable to the Building and the Project Common Areas or the use or occupancy thereof.

               9.4 Hazardous Materials. Tenant shall not cause or suffer or permit any Hazardous Materials to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors), except to the extent such Hazardous Materials are customarily kept or used by typical office tenants or are specifically set forth in Exhibit "D" attached hereto and are kept, used and disposed of in strict compliance with all laws, ordinances and regulations relating to Hazardous Materials. In the event Tenant's business requires the use of Hazardous Materials not listed on Exhibit "D", Tenant shall in advance promptly notify Landlord in writing of the names and approximate quantities of such Hazardous Materials and Exhibit "D" shall be deemed amended to include such information. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or suffered or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in contamination of the Premises or any other portion of the Project, or if contamination of the Premises or any other portion of the Project by any Hazardous Material otherwise occurs for which Tenant is legally liable, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses and losses (including without limitation diminution in value of the Project, damages for the loss of restriction on use of leasable space or of any amenity of the Building or the Project, damages arising from any adverse impact on marketing of space and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification shall include, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in the soil or groundwater on or under the Premises or any other portion of the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or any other portion of the Project caused or suffered or permitted by Tenant or any of Tenant's Agents or by anyone in the Premises (other than Landlord or its agents, employees or contractors) results in any contamination of the Premises or any other portion of the Project, Tenant shall, at its sole cost and expense, promptly take all actions necessary to return the Premises and all other portions of the Project affected to the condition existing prior to the introduction of any such Hazardous Material to the Premises or other portions of the Project, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld if such actions would not potentially have any material adverse effect on the Premises or any other portion of the Project.

               "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code (Underground Storage of Hazardous Substances), (v) listed under
Article 9, or defined as hazardous or extremely hazardous pursuant to Article 11, of Title 22 of the California Code of Regulations, Division 4, Chapter 30,
(vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (ix) petroleum or (x) asbestos or asbestos-containing materials.

               Landlord shall protect, defend, indemnify, and hold Tenant, its agents and employees harmless from and against any and all losses, liabilities, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Tenant, with respect to the presence in the Premises of any Hazardous Material but only to the extent such Hazardous Material was installed or deposited in the Building by Landlord, or any agent, employee, or contractor of Landlord.

        10. Alterations and Tenant's Property.

               10.1 Alterations Defined. Tenant shall not make or suffer or allow to be made any alterations, additions or improvements which cost over $5,000 in aggregate per calendar year in or to the Premises (herein collectively called "Alterations") without first obtaining Landlord's written consent based on detailed plans and specifications submitted by Tenant (where reasonably necessary). Landlord's consent may be withheld in Landlord's sole discretion if Alterations may affect any portions of the Project containing asbestos or may affect the structure or the mechanical, electrical, HVAC, plumbing or life safety systems of the Building; otherwise Landlord's consent shall not be unreasonably withheld.

               10.2 Removal of Property. All Alterations shall become the property of Landlord, and shall be surrendered to Landlord, upon the expiration or earlier termination of this Lease; provided, however, that this provision shall not apply to movable equipment, trade fixtures, personal property or furniture owned by Tenant ("Tenant Owned Property"). At Landlord's sole election, any or all Alterations made by or on behalf of Tenant shall be removed from the Premises at Tenant's sole cost and expense at the expiration or sooner termination of this Lease (provided that, if Landlord's consent was required for the installation of any Alteration(s), Landlord conditioned its consent upon the requirement that Tenant remove such Alteration(s) upon expiration or earlier termination of this Lease), and the Premises shall be restored, at Tenant's sole cost and expense, to their condition before the making of such Alterations. Tenant shall repair at its sole cost and expenses all damage caused to the Premises or the Building by removal of any Alterations or Tenant Owned Property. Any Tenant Owned Property not removed from the Premises before the expiration or earlier termination this Lease shall, at Landlord's option, become the property of Landlord, or Landlord may remove them and Tenant shall pay to Landlord the cost of removal. Tenant waives and releases its rights under Section 1019 of the California Civil Code, or any similar law now or hereafter in effect, to the extent inconsistent with the provisions of this Lease.

        11. Repairs and Other Work.

               11.1 Tenant's Obligations. Tenant shall at all times maintain the Premises (including without limitation utility systems, all signs, metal work, doors, and windows, except as is otherwise provided in this Lease) in good, clean and sanitary condition (reasonable wear and tear excepted) and, at Tenant's cost and expense, shall make all repairs and replacements as and when necessary to preserve the Premises in good working order and condition. Notwithstanding the foregoing, if any portion of the plumbing (including condenser water lines), mechanical, electrical, HVAC, life safety or structural systems of the Premises requires maintenance or repair which Tenant is otherwise obligated to perform under this Lease, Landlord shall have the option to repair and maintain such portion on Tenant's behalf. If Landlord performs any work on Tenant's behalf pursuant to this Section, Tenant shall pay in advance Landlord's reasonable estimate of the cost of such work, subject to adjustment of final costs upon completion. Landlord shall not be liable for, and there shall be no abatement of Rent or Additional Charges with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein unless caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors. Tenant hereby waives and releases its rights under Sections 1941, 1941.1 and 1942 of the California Civil Code or under any similar law now or hereafter in effect, except to the extent expressly provided herein. Tenant specifically waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with any repairs, maintenance, alteration or improvement in or to any portion of the Building.

               11.2 Conditions Applicable to Repairs and Other Work. All repairs, replacements, and reconstruction (including without limitation all Alterations) made by or on behalf of Tenant or any of Tenant's Agents (as defined below) shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics reasonably approved by Landlord, (c) at least equal in quality of materials and workmanship to the original work or installation, (d) in accordance with such reasonable requirements as Landlord may impose with respect to insurance and bonds to be obtained by Tenant in connection with the proposed work, (e) in accordance with the Rules and Regulations for the Building adopted by Landlord from time to time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (f) so as not to interfere with the use and enjoyment of the Building by Landlord, other tenants of the Building or any other persons, and (g) in compliance with such other requirements as Landlord may reasonably impose (including without limitation a requirement that Tenant furnish Landlord with as-built drawings upon completion of the work).

        12. Liens.

               12.1 Tenant shall keep the Premises and the Building Real Property free from any liens arising out of any (a) work performed or material furnished to or for the Premises between the time Tenant has been provided access to the Premises and the time Tenant surrenders possession of the Premises (at or after expiration or earlier termination of the Lease), or (b) obligations incurred by or for Tenant or any of Tenants' Agents before or during the term of this Lease. In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of any such lien, cause same to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance, Landlord shall have, in addition to all other remedies provided herein and by law, the right (but not the obligation) to cause the lien to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such lien. All such sums reasonably paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable by Tenant within thirty (30) days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building Real Property and any other party having an interest therein, from mechanics', materialmen's and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) business days prior written notice of commencement of any construction on the Premises. Landlord will not assert any statutory landlord liens against any of Tenant's trade fixtures, equipment, furnishings and other personal property.

        13.    Subordination.

               13.1 Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building Real Property or any portion thereof, (b) the lien of any mortgage or other security instrument (and any advances thereunder) that may now exist or hereafter be executed in any amount for which the Building Real Property or any portion thereof, any ground leases or underlying leases, or Landlord's interest or estate therein is specified as security; and (c) all modifications, renewals, supplements, consolidations and replacements thereof, provided, however, that Tenant's occupancy of the Premises shall not be disturbed, except as otherwise provided herein. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any such ground leases, underlying leases or liens. If any ground lease or underlying lease terminates for any reason or any mortgage or other security instrument is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within ten (10) calendar days after demand by Landlord and in the form reasonably requested by Landlord and reasonably acceptable to Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, mortgages, or other security instruments. Landlord will reasonably cooperate with Tenant in obtaining a subordination, nondisturbance and attornment agreement in a form reasonably acceptable to Landlord, Tenant and Landlord's lender, at Tenant's sole cost and expense, including without limitation, Tenant shall pay any fee required by Landlord's lender in connection with obtaining such agreement.

        14. Inability to Perform.

               14.1 Except to the extent expressly provided herein, if, by reason of acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or any other cause or event beyond Landlord's reasonable control, Landlord is (i) unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 19, any other Article of this Lease, or any collateral instrument, (ii) unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, required to be performed or made under this Lease or under any collateral instrument, or (iii) unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such excused inability or delay shall (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent or Additional Charges except as provided in Section 19.3, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise. Tenant hereby waives and releases its right to terminate this Lease under
Section 1932(1) of the California Civil Code or under any similar law, statue or ordinance now or hereafter in effect, except to the extent expressly provided herein.

        15. Destruction.

               15.1 Repair. If any portion of the Building is damaged by fire, earthquake, flood or other casualty (the "Damaged Property") to the extent that such portion is rendered unusable by Tenant or renders a portion of the Premises unusable and the Damaged Property can, in Landlord's reasonable opinion, be repaired within one hundred eighty (180) days after the date of damage (under a normal construction schedule not requiring the payment of overtime or premium), Landlord shall proceed immediately to make such repairs in accordance with
Section 15.4 below (unless this Lease is terminated pursuant to this Article
15). Landlord's opinion shall be delivered to Tenant within thirty (30) days after the date of the damage. Landlord shall consider and include as part of its evaluation, the period of time necessary to obtain the required approvals of the mortgagee and insurer and governmental entities, to order and obtain materials, and to engage contractors. Notwithstanding anything to the contrary herein, the total destruction of the Building shall automatically terminate this Lease as of the date of destruction.

               15.2 Tenant's Right to Terminate. If such damage causes all or any material portion of the Premises to be unusable by Tenant and (i) in Landlord's reasonable opinion damage to the Damaged Property cannot be repaired within one hundred eighty (180) days from the date of the damage (under a normal construction schedule not requiring the payment of overtime or premium), Tenant may terminate this Lease by delivery of written notice to Landlord within thirty
(30) days after the date on which Landlord's opinion is delivered to Tenant. Upon termination, Rent and Additional Charges pursuant to Article 4 shall be apportioned as of the date of the damage and all prepaid Rent and Additional Charges pursuant to Article 4 shall be repaid.

               15.3 Landlord's Right to Terminate. In the event (i) the uninsured portion of any damage to or destruction of the Building equals or exceeds twenty-five percent (25%) of the replacement cost of the Building; or
(ii) the Lease will expire within one (1) year from the date of any material damage to or destruction of the Premises and Tenant fails to extend the term in accordance with any right expressly granted in this Lease within thirty (30) days after the date of damage, Landlord may elect to terminate this Lease as hereinafter provided. Landlord may terminate this Lease for the reason stated in clause (i) of this Section, by delivery of written notice to Tenant within thirty (30) days after the date of damage or destruction; and for the reason stated in clause (ii) of this Section, by delivery of written notice to Tenant within forty-five (45) days after the date of the damage or destruction. For purposes of the foregoing, the uninsured portion shall not include a deficiency in insurance proceeds to the extent caused by (i) Landlord's failure to carry insurance required by this Lease; (ii) Landlord's election to carry required insurance in an amount less than 100% of the replacement costs; or (iii) Landlord's election to obtain insurance with a deductible amount or coinsurance obligations.

               15.4 Extent of Repair Obligations. If this Lease is not terminated as a result of any damage to the Premises covered by Section 15.1 above, Landlord's repair obligation shall extend to the structure of the Building and all improvements (except those constructed or installed by Tenant, including the Tenant Improvements) in the Premises at the completion of construction of the Tenant Improvements, and Tenant shall repair all other portions of the Premises which Tenant is required to insure under this Lease (including without limitation the Tenant Improvements, Alterations, and Tenant's trade fixtures, equipment, furnishings and other personal property); provided, that if such damage to the Premises occurs within the last year of the Term, Tenant may, but shall not be obligated to, repair Tenant's trade fixtures, equipment, furnishings and other personal property. All such repairs shall be performed in a good and workmanlike manner, with due diligence, and shall restore the items repaired to substantially the same usefulness, design and construction as existed immediately before the damage. All work by Tenant shall be performed in accordance with the requirements of Section 11.2 above. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to expend on such repairs more than the amount of insurance proceeds actually received by Landlord on account of the damage; provided, however, that Landlord shall complete all such repairs if Tenant pays to Landlord in advance the difference between the cost of such repairs and the amount of insurance proceeds received by Landlord on account of the damage. In the event of any termination of this Lease, the proceeds from any insurance paid by reason of damage to or destruction of the Building Real Property or any portion thereof, or any other element, component or property insured by Landlord shall belong to and be paid to Landlord, except for proceeds payable under Tenant's fire insurance policies or for Tenant's trade fixtures. In the event of a casualty covered by insurance which Landlord is required to carry under this Lease, Rent and Additional charges under Article 4 above shall abate commencing on the date of the casualty and ending when the Damaged Property is repaired as aforesaid by Landlord and the Premises are delivered to Tenant. The extent of the abatement shall be based upon the portion of the Premises rendered untenantable, inaccessible or unfit for use in a reasonable business manner for the purposes stated in this Lease.

               15.5 Arbitration. If the parties are unable to agree upon the appropriate abatement of Rent and Additional Charges pursuant to this Article 15 within thirty (30) days after repairs are completed, either party may submit the dispute to arbitration in accordance with Section 30.18.

               15.6 Non-Application of Certain Statutes. The provisions of this Lease, including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Building. Any statute or regulation of the State of California or any other governmental authority or body, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation relating to damage or destruction of leased premises, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building.

        16. Insurance.

               16.1 Insurance on Tenant's Property. Tenant shall provide insurance coverage for all risks of physical loss or damage insuring the full replacement value of the Tenant Improvements, Alterations, Tenant's trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant.

               16.2 Tenant's Liability Insurance. Tenant shall procure at its cost and expense and keep in effect during the term of this Lease broad form commercial general liability insurance, and automobile liability insurance, each with a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000), and statutory worker's compensation insurance with a Two Million Dollars ($2,000,000) employer's liability limit covering all of Tenant's employees. Such broad form commercial general liability insurance shall include, without limitation, products and completed operations liability insurance, fire legal liability insurance, contractual liability insurance applicable to all of Tenant's indemnity obligations under this Lease, and such other coverage as Landlord may reasonably require from time to time. At Landlord's request, Tenant shall increase such insurance coverage to a level that is reasonable and customary. If the parties are unable to agree on the amount that is reasonable and customary, the matter shall be determined by arbitration pursuant to Section
30.18 below.

               16.3 Form of Policies. All insurance policies required to be carried by Tenant under this Lease shall (i) be written by companies rated A10 or better in "Best's Insurance Guide" and authorized to do business in California, (ii) name Landlord, SENTRE Partners, Inc. and any other parties designated by Landlord as additional insureds, (iii) as to liability coverages, be written on an "occurrences" basis, (iv) provide that Landlord shall receive at least thirty (30) days notice from the insurer before any cancellation or change in coverage, and (v) contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurer to pay the amount of any loss sustained. Each such policy shall contain a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance. Any deductible amounts under any insurance policies required hereunder shall be subject to Landlord's prior written approval (which shall not be unreasonably withheld) and in any event Tenant shall be liable for payment of same in the event of any casualty. Tenant shall deliver reasonably satisfactory evidence of such insurance to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver reasonably satisfactory evidence thereof within five (5) business days after written notice from Landlord of such failure, Landlord may, at its option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure such insurance for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. Notwithstanding the foregoing, if any such insurance expires without having been renewed by Tenant, Landlord shall have the option in addition to Landlord's other remedies to procure such insurance for the account of Tenant immediately and without notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Charges. The limits of the insurance required under this Lease shall not limit the liability of Tenant. Tenant's obligation to carry insurance set forth herein shall commence on the Commencement Date.

               16.4 Compliance with Insurance Requirements. Tenant shall not do anything, or suffer or permit anything to be done, in or about the Premises that shall invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property located therein. Tenant, at Tenant's expense, shall comply with, and shall cause all occupants of the Premises to comply with, all applicable customary rules, orders, regulations or requirements of any board of fire underwriters or other similar body.

               16.5 Landlord's Insurance. Landlord shall purchase and keep in full force and effect "special form coverage" insurance covering the Project in an amount equal to 100% of the full replacement value of the Project improvements at the time of the loss, and at least Three Million Dollars ($3,000,000.00) in liability insurance with respect to the Project, including coverage for Project Common areas.

17.  Eminent Domain.

     17.1 Effect of Taking. If all of the Premises is condemned or taken in any manner for public or quasi-public use, or any transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which events shall be referred to as a "taking"), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Real Property is taken as to render the Building incapable of economically feasible operation, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. If such portion of the Premises is taken as to render the Premises or the remaining portion thereof unusable by Tenant, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting will occur. If this Lease is not terminated as a result of any taking, Landlord shall restore the Building to an architecturally whole unit; provided, however, that Landlord shall not be obligated to expend on such restoration more than the amount of condemnation proceeds actually received by Landlord, unless Tenant pays to Landlord in advance the difference between the cost of such restoration and the amount of the condemnation proceeds received by Landlord.

     17.2 Award. Landlord shall be entitled to the entire award for any taking, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in any taking, together with any and all rights of Tenant now or hereafter arising in or to such award or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, the unamortized value of improvements made or paid for by Tenant or the interruption of or damage to Tenant's business.

     17.3 Abatement of Rent. In the event of a partial taking that does not result in a termination of this Lease as to the entire Premises, the Rent shall abate in proportion to the portion of the Premises taken or rendered untenantable by such taking. Tenant hereby waives and releases its rights under
Section 1265.130 of the California Code of Civil Procedure or any similar statute now or hereafter in effect.

     17.4 Temporary Taking. If all or any portion of the Premises is taken for a limited period of time, this Lease shall remain in full force and effect; provided, however, that the Rent and Additional Charges payable pursuant to
Article 4 above shall abate during such limited period in proportion to the portion of the Premises taken by such taking. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Any temporary taking of all or a portion of the Premises which continues for twelve
(12) months shall be deemed a permanent taking of the Premises or such portion.

     17.5 Taking of Parking Facilities. Subject to the terms of this Article 17, if all or a material portion of the parking facilities of the Project is taken, and provided that reasonable alternative parking is not available, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date on which said vesting will occur, provided that Landlord shall have thirty (30) days following receipt of such termination notice to make available to Tenant reasonable alternative parking, in which event such termination notice shall be deemed of no further force and effect, and the terms of this Lease shall remain in full force and effect.

18.  Assignment.

     18.1 Consent Required. Notwithstanding the provisions of Section 30.4 below, neither Tenant nor any sublessee or assignee of Tenant shall, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is herein referred to as an "Assignment"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is herein referred to as a "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. Any Assignment or Sublease that is not in compliance with this Article 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee, sublessee or occupant of the Premises shall not constitute consent to such Assignment or Sublease by Landlord. Seventy percent (70%) of the total amount paid to Tenant which is attributable to this Lease in connection with any Assignment and seventy percent (70%) of the excess of the total amount of rent and other consideration paid under or in consideration for any Sublease over the Rent and Additional Charges payable hereunder, shall be payable to Landlord as Additional Charges, after deducting Tenant's actual, incurred costs for reasonable and customary brokerage commissions and tenant improvements in connection with such assignment or subletting. The right to such amounts is expressly reserved from the grant of Tenant's leasehold estate for the benefit of Landlord. Tenant shall use reasonable diligent efforts to collect all such amounts. Landlord shall have the right from time to time, upon reasonable advance notice, to review Tenant's records relating to any such amounts payable to or received by Tenant.

               18.2 Notice. Any request by Tenant for Landlord's consent to a specific Assignment or Sublease shall include (a) the name of the proposed assignee, sublessee or occupant, (b) the nature of the proposed assignee's sublessee's or occupant's business to be carried on in the Premises, (c) a copy of the proposed Assignment or Sublease, and (d) such financial information (in the event of an Assignment) and such other information as Landlord may reasonably request concerning the proposed assignee, sublessee or occupant or its business. At any time within fifteen (15) days after Landlord's receipt of Tenant's full submission (including any additional information Landlord may request), Landlord may, by written notice to Tenant, elect in its sole discretion either to: (i) consent to the proposed transfer; (ii) reasonably withhold its consent to the proposed transfer; (iii) except as to the Permitted Transfers set forth in Section 18.5 below, or except as to any public or private offerings of Tenant's stock, terminate this Lease in its entirety in the case of a proposed assignment or with respect to the proposed sublease premises in the case of a proposed sublease of fifty percent (50%) or more of the Premises (in which case the rent, parking rights, and any other rights or obligations under this Lease which are based upon the square footage of the Premises shall be proportionately adjusted, and Tenant shall pay the cost of any alterations necessary to divide the proposed sublease premises from the remainder of the Premises), which termination shall take effect on the date set forth in Landlord's notice but in no event more than ninety (90) days after Landlord has so notified Tenant. Landlord may then enter into a new lease with the intended assignee or sublessee, or any other person, on whatever terms the parties may negotiate. In such a case, Tenant is not entitled to any portion of the profit, if any, realized by Landlord from the termination and reletting; or (iv) take such transfer, as applicable, from Tenant in its own name on the same terms as Tenant shall propose to enter into such transfer (but Landlord shall have the unqualified right to re-assign, sublet, or sub-sublet without Tenant's consent and Landlord may offset any sums due or to become due to Tenant under any transfer against any sums due to Landlord under this Lease). If Landlord fails to respond in writing within such fifteen (15) day period, and further fails to respond within five (5) business days after Landlord's actual receipt of written notice from Tenant of Landlord's failure to respond within such period, Tenant's request shall be deemed approved.

               18.3 No Release. No consent by Landlord to any Assignment or Sublease by Tenant, and no specification in this Lease of a right of Tenant's to make any Assignment or Sublease, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after (a) the Assignment or Sublease or (b) any extension of the Term (pursuant to exercise of an option granted in this Lease). The consent by Landlord to any Assignment or Sublease shall not relieve Tenant or any successor of Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease.

               18.4 Cost of Processing Request. Tenant shall pay to Landlord the actual and reasonable amount of Landlord's cost of reviewing and processing every proposed Assignment or Sublease (including, without limitation, reasonable accountants' and attorneys' fees) and the reasonable amount of all direct and indirect expenses incurred by Landlord arising from any assignee, occupant or sublessee taking occupancy (including, without limitation, freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal of service) up to a maximum of $1,000.

               18.5 Corporation or Partnership Transfers. Any sale or other transfer, including without limitation by consolidation, merger or reorganization, of a majority of the voting stock of Tenant or any beneficial interest therein, if Tenant is a corporation, or any sale or other transfer of a majority of the general partnership interests in Tenant or any beneficial interest therein, if Tenant is a partnership, shall be an Assignment for purposes of this Lease. Notwithstanding the foregoing or any other provision herein, Tenant shall have the right to assign this Lease or sublet the Premises without Landlord's consent to any entity which controls, is controlled by, or is under common control with Tenant, or which acquires substantially all of Tenant's stock or assets by merger or consolidation whether or not Tenant is the surviving entity ("Permitted Transfers"); provided, that the proposed transferee shall have a net worth equal to or greater than that of Tenant at the time Tenant executed this Lease, and further provided, that Tenant shall provide to Landlord a copy of such assignment or subletting agreement on or before ten (10) days prior to such assignment or subletting. Notwithstanding the foregoing, public offerings of Tenant's stock as well as public transfers of Tenant's stock over a recognized securities exchange or over-the-counter market shall not constitute an assignment under this Lease.

               18.6 Assumption of Obligations. Each assignee or other transferee of Tenant's interest hereunder, other than Landlord, shall assume, as provided in this Section, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. Each sublessee of all or any portion of the Premises shall agree in writing for the benefit of Landlord (a) to comply with and agree to those provisions of this Lease as are reasonably designated by Landlord, and (b) that such sublease (and all further subleases of any portion of the Premises) shall terminate upon any termination of this Lease, regardless of whether or not such termination is voluntary. No Assignment or Sublease shall be valid or effective unless the assignee or sublessee or Tenant shall deliver to Landlord a fully-executed counterpart of the Assignment or Sublease and an instrument that contains a covenant of assumption by the assignee or agreement to perform Tenant's obligations, reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Section. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

               18.7 No Signs. Tenant shall not place or allow to be placed in, on or about the Building or any other portion of the Project any sign or other notice indicating Tenant's desire to assign this Lease or sublet the Premises.

               18.8 Upon Termination. In the event of a termination of this Lease by reason of Tenant's default or in the event of a mutually agreed termination, at Landlord's option, each sublessee of any portion of the Premises shall attorn to Landlord. Each such sublessee shall be deemed to have agreed to the provisions of this Section and any such Assignment or Sublease shall specifically provide as such.

        19. Utilities and Services.

               19.1 Landlord to Furnish. Landlord shall furnish, subject to reimbursement pursuant to Article 5 above, (a) heating, ventilation and air conditioning to the Premises during the hours of 7:00 a.m. until 7:00 p.m. Monday through Friday (excluding holidays), (b) automatic elevator service to the floor or floors where the Premises are located at all times, and (c) water for drinking, cleaning and washroom purposes only at those points of supply shown on the approved plans for the Premises. Tenant shall be solely responsible for and shall promptly pay all other utilities and services supplied to the Premises to the extent such utilities and services are not part of the Additional Charges. Tenant acknowledges and agrees that the Premises may share electrical meters with other tenants, and Tenant shall reimburse Landlord, along with its Monthly Basic Rent and Additional Charges, for Tenant's prorata share of the costs of any such electrical service (calculated by dividing the Rentable Area of the Premises by the total rentable area covered by each such meter); provided that at no cost to Landlord, Tenant, as part of the Tenant Improvements and subject to the terms of Articles 7 and 31 including deduction of such costs from the T.I. Allowance, or during the Term as Alterations subject to the provisions of Article 10, may install separate electrical meters for the Premises and may separately zone (for purposes of HVAC) the Premises. Tenant shall, at its cost, be responsible for all janitorial service for the Premises. Except as otherwise provided herein, and subject to reimbursement pursuant to
Article 5 above, Landlord shall at all times maintain all structural elements of the Building (including, without limitation, the roof, roof membrane, foundations, structural and exterior walls, window seals, skylights, roof vents and smoke hatches) and all central mechanical systems of the Building (including, without limitation, utilities, electrical and plumbing systems) in good working order and condition.

               19.2 Excess Usage. Whenever heat generating machines or equipment or lighting are used in the Premises by Tenant which materially affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the reasonable cost of such facilities and modifications shall be borne by Tenant. Tenant also shall pay the cost of providing all heating or cooling energy to the Premises during hours other than those specified in clause
(a) of Section 19.1 above; such cost to be charged at the current rate of $12.00 per hour, which rate is subject to change. Landlord shall furnish such after-hours heating or cooling energy upon at least twenty-four (24) hours advance notice from Tenant; provided, that at least two (2) hours advance notice from Tenant shall only be required during the following business hours: Monday to Friday 8a.m. to 5p.m. If Tenant (a) installs lighting or other equipment which results in an average electrical load per floor in the Premises in excess of the 6.6 watts per square foot of usable area of the Premises, or (b) uses electrical power beyond the hours specified in Section 19.1(a), Tenant shall pay for the actual cost of such excess power and the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises; provided, however, that Tenant shall have no right to install lighting or other equipment which results in an average electrical load per floor in excess of 6.6 watts per square foot of usable area of the Premises without Landlord's prior written consent; provided that Landlord will reasonably cooperate with Tenant in obtaining any additional power necessary for Tenant's lighting and equipment, at Tenant's sole cost and expense. Tenant shall pay in advance fifty percent (50%) of Landlord's reasonable estimate of any and all costs for additional facilities and modifications which may be constructed by Landlord under this Section (including without limitation the costs of labor, materials, equipment, supervision and management fee), and Tenant shall pay the remaining fifty percent (50%) subject to adjustment of final costs upon completion.

               19.3 Interruption of Service. Landlord reserves the right to stop the service of the heating, ventilating, air conditioning, elevator, plumbing, electrical or other mechanical systems or facilities in the Premises or Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements that, in the reasonable judgment of Landlord, are desirable or necessary, until such accident or emergency shall have been corrected or such repairs, alterations, replacements or improvements shall have been completed. In the event Tenant is unable to use the Premises due to any such interruption in services for more than five (5) consecutive business days, Tenant shall be entitled to an equitable abatement of Rent. Landlord shall give Tenant reasonable advance notice of any such interruption of services when reasonably possible, and shall restore such services as soon as reasonably possible and in a manner so as to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. In addition, Landlord reserves the right to limit, restrict or ration the use of water, electricity, gas or any other form of energy or any other service or utility serving the Premises or the Building, in compliance with the requirements of federal, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption. Tenant shall cooperate reasonably with any voluntary energy conservation program initiated by Landlord in cooperation with the efforts of federal, state or local governmental agencies or utilities suppliers in reducing the consumption of energy or other resources.

               19.4 Security Systems and Programs. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and safety, may not in given instances prevent theft or other criminal acts, or insure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against criminal acts and other losses. Tenant agrees to cooperate with any reasonable safety or security program developed by Landlord or required by law.

               19.5 No Liability. Landlord shall not be liable or responsible for any interruption in the services to be provided under this Article 19, or for any interruptions of services occurring in connection with the making of repairs, replacements or improvements to the Premises or the Building, except as provided in 19.3 above.

        20. Default.

               20.1 Events Constituting Default Except as otherwise provided herein, the failure to perform or honor any covenant, condition or other obligation of Tenant or the failure of any representation made by Tenant under this Lease (including Exhibits hereto) shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided, if any. Tenant shall have a period of three (3) business days from the date of written notice from Landlord within which to cure any default in the payment of Rent. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any default in the payment of Additional Charges. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease; provided, however, that with respect to any default (other than a default which can be cured by the payment of money) that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice, continues to prosecute diligently the curing of such default and actually cures such default within sixty (60) days after Landlord's notice.

               20.2 Remedies. Upon the occurrence of a default by Tenant that is not cured by Tenant within the grace periods specified in Section 20.1, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord at the law or in equity:

                      (a) The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenant's right to possession of the Premises and to recover (i) "the worth at the time of award" (as defined in Section 20.2(f) below) of the unpaid Rent and Additional Charges which shall have been earned at the time of termination; plus
(ii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges which would have been earned after termination until the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the term of this Lease after the time of award shall exceed the amount of loss of such Rent and Additional Charges that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom (including, without limitation, attorneys' and accountants' fees, costs of alterations of the Premises, interest costs and brokers' fees incurred upon any reletting of the Premises);

                      (b) The rights and remedies provided by California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent and Additional Charges as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not of themselves constitute a termination of Tenant's right to possession;

                      (c) The right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. In such event, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, rents received from such subletting shall be applied by Landlord, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting (including with limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs, and brokers' fees) and of any such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as they become due hereunder. If any rental or other charges due under such sublease shall not be promptly paid to Landlord by the sublessee(s), or if such rentals received from such subletting during any month are less than Rent and Additional Charges to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord as well as any unpaid indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord and the costs of such subletting (including without limitation attorneys' and accountants' fees, costs of alterations of the Premises, interests costs and brokers' fees), and any other amounts due Landlord under this Section. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord's subletting the Premises without termination shall not constitute a waiver of Landlord's right to elect to terminate this Lease for such previous breach;

                      (d) The right to have a court appointed receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises, to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to Section 20.2(c); and

                      (e) The right to specific performance of any or all of Tenant's obligations hereunder, and to damages for delay in or failure to such performance.

                      (f) For purposes of Section 20.2(a) the "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) shall be computed with interest at the Interest Rate per annum or the maximum rate allowed by law; the "worth at the time of award" of the amount referred to in subparagraph (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%); and "Rent and Additional Charges" with respect to each month shall be calculated by adding (a) one twelfth (1/12th) of the Rent payable for a full lease year at the time of default, plus (b) the monthly average of the Additional Charges payable by Tenant hereunder for the year immediately before the year in which the default occurred, or if the default occurs in the first year of the Term, Landlord's estimate of Additional Charges which would have been payable monthly by Tenant during that year. For purposes of computing amounts that would have accrued after the time of award, increases in Rent and Additional Charges shall be projected based upon the average rate of inflation from the Commencement Date through the time of award; provided, however, that in no event shall Rent be deemed to decrease after the time of award, nor shall Additional Charges under Article 5 be deemed to be less than zero.

               20.3 Remedies Cumulative The exercise of any remedy provided by law or the provisions of this Lease shall not exclude other remedies unless they are expressly excluded by this Lease. Tenant hereby waives any right of redemption or relief from forfeiture following the termination of, or exercise of any remedy by Landlord with respect to, this Lease.

               20.4 Recovery Against Landlord. Tenant shall look solely to Landlord's interest in the Building Real Property (including any proceeds of sale of the Building Real Property and insurance proceeds received by Landlord with respect to the Building Real Property) for the recovery as provided under applicable law of any judgment against Landlord; provided, however, that Tenant shall not be entitled to recover out of any insurance proceeds received by Landlord which Landlord is applying or has a good faith intention to apply to work on the Building. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord or any constituent partner or Landlord is a corporation, its directors, officers and shareholders, shall never be personally liable for any such judgment.

               20.5 Events of Default by Landlord. The failure by Landlord to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Landlord, where such failure shall continue for a period of thirty (30) days after written notice thereof by Tenant to Landlord, shall be deemed to be a default by Landlord under this Lease, provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are reasonably required for its cure, then Landlord shall not be deemed to be in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, provided that the default shall actually be cured within one hundred eighty (180) days after notice. Notwithstanding the foregoing, Tenant shall give written notice of any default by Landlord to all mortgagees under mortgages encumbering all or any portion of the Building Real Property or any interest therein of which Tenant has received written notice, and Landlord shall not be deemed to be in default unless no mortgagee has commenced to cure such default or commenced foreclosure proceedings within thirty (30) days (or such longer period as is reasonably required, but not to exceed one hundred eighty (180) days) after such mortgagee has received such notice.

        21. Insolvency or Bankruptcy.

               21.1 The occurrence of any of the following shall, at Landlord's option, constitute a breach of this Lease by Tenant: (i) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant or the Premises, (ii) an assignment by Tenant for the benefit of creditors,
(iii) any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, (iv) the filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days, (v) the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof, (vi) the admission by Tenant in writing of its inability to pay its debts as they become due, (vii) the filing by Tenant of any answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation or dissolution of Tenant or similar relief, or (viii) if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such proceeding shall not have been dismissed. Upon the occurrence of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. If, upon the occurrence of any of the events enumerated above, under applicable law Tenant or the trustee in bankruptcy has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, Tenant or such trustee shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant outstanding hereunder as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease. Notwithstanding the provisions of Section 20.1, there shall be no cure periods for any breach or default under this Article 21.

        22. Fees and Expenses: Indemnity: Payment.

               22.1 Landlord's Right to Remedy Defaults. If Tenant shall default in the performance of any of its obligations under this Lease after notice of expiration of the applicable cure period, if any, Landlord, at any time thereafter and without additional notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default. Notwithstanding the foregoing, Landlord shall have the right to cure any failure by Tenant to perform any of its obligations under this Lease without notice to Tenant if such failure results in an immediate threat to life or safety of any person, or impairs the Building or its efficient operation.

               22.2 Indemnity. Subject to the provisions of Section 15.6 and except to the extent caused by the gross negligence or wilful misconduct of the party seeking indemnification, Tenant shall indemnify Landlord, all partners of any partnership constituting Landlord, and their respective officers, directors, shareholders, employees, servants and agents, all mortgagees of Landlord's interest in all or any portion of the Building Real Property, and the lessor or lessors under all ground or underlying leases (sometimes collectively referred to herein as "Related Entities") against and save Landlord and Related Entities harmless from and defend Landlord and Related Entities through attorneys reasonably satisfactory to Landlord which may include in-house attorneys) from and against any and all claims, loss, cost liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees, to the extent incurred in connection with or arising from (a) any default by Tenant in the observance or performance of any of the terms, covenants, conditions or other obligations of this Lease to be observed or performed by Tenant, or the failure of any representation made by Tenant in this Lease, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person occupying the Premises, (c) any occurrence or happening on the Premises between the Commencement Date and the time Landlord has accepted the surrender of the Premises after the expiration or termination of this Lease, (d) any negligence or wilful misconduct of Tenant or any person claiming through or under Tenant, or of the contractors, subcontractors, agents, servants, employees, or licensees of Tenant or any person claiming through or under Tenant (collectively "Tenant's Agents") in the Premises or anyone in the Premises (other than Landlord or Landlord's agents, employees or contractors), including without limitation, any negligence or wilful misconduct in the making or performing of any Alterations, (e) any negligence or wilful misconduct of Tenant or any subtenant of the Premises or any of their respective employees while on the Building Real Property, (f) Landlord's inability to obtain access to any portion of the Premises with respect to which Landlord has not been furnished a key (if locked) or access has been otherwise restricted, or (g) the use by Tenant or any of Tenant's Agents of any Project Common Area or Building Common Area. Landlord shall indemnify, protect, defend and hold Tenant harmless against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys' fees and costs) arising from or out of the gross negligence or wilful misconduct of Landlord or Landlord's agents, employees or contractors during the Term of this Lease in or about the Premises.

               22.3 Assumption of Risk. Neither Landlord nor any Related Entities shall be liable for any damage or damages of any nature whatsoever to persons or property caused by explosion, fire, theft or breakage, vandalism, falling plaster, by sprinkler, drainage or plumbing systems, or air conditioning equipment, by failure for may cause to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, electricity, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or by anything done or omitted to be done by any tenant, occupant or person in the Building, it being agreed that Tenant shall be responsible for obtaining appropriate insurance to protect its interests.

               22.4 Payment of Sums Due. Except as otherwise provided, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor, all Additional Charges and reasonable expenditures made and reasonable monetary obligations incurred by Landlord in collecting or attempting to collect the Rent, any Additional Charges or any other sum actually due under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including without limitation reasonable attorneys' fees.

               22.5 Interest On Past Due Obligations; Service Charge. Unless otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease which is not paid within three (3) business days from the date when due shall bear interest from the due date until paid at the lesser of the highest rate then permitted by law or a rate per annum which is equal to four percent (4%) plus the highest rate identified by Bank of America NT&SA as its "reference rate" between the date such amount was due and the date such payment was received. In addition, Tenant shall pay a service charge equal to five percent (5%) of any amount which is not paid within the applicable grace period specified in Section 20.1, to compensate Landlord for additional bookkeeping and administrative expenses and lost investment opportunities which are likely to result from such late payment. The payment of such interest or service charge (or both) shall not alone excuse or cure any default under the Lease.

        23. Access to Premises.


               23.1 Landlord's Right to Enter. Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises at all reasonable times (upon reasonable telephonic notice) to inspect the Premises, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or (during the last twelve (12) months of the Lease only) tenants, to post notices of nonresponsibility, to determine whether Tenant is complying with its obligations under this Lease, and to alter, improve or repair the Premises or any other portion of the Building. Landlord's right to enter the Premises shall include the right to grant access to the Premises to governmental or utility employees. Landlord may erect use and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises or any other portion of the Building where reasonably required by the character of the work to be performed in making repairs or improvements, provided that the entrance to the Premises shall not be blocked thereby, and that there is no unreasonable interference with the business of Tenant. In the event of an emergency Landlord shall have the right to enter the Premises at any time without notice. Except for losses attributable to the gross negligence or wilful misconduct of Landlord or Landlord's employees, agents or contractors, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, any right to abatement or Rent or Additional Charges, or any other loss occasioned by Landlord's exercise of any of its rights under this Article 23. Any entry to the Premises or portions thereof obtained by Landlord in accordance with this
Article 23 shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall perform all work pursuant to this Section as quickly as is reasonably possible and in a manner designed to cause as little interference with Tenant's use of the Premises as is reasonably possible; provided, however, that Landlord shall not be obligated to perform work during other than normal business hours. Tenant waives all rights to consequential damages (including without limitation damages for lost profits and lost opportunities) arising in connection with Landlord's exercise of its right under this Section.

               23.2 Means of Entry. Landlord shall have the right to use any and all means that Landlord may deem reasonably necessary or proper under the circumstances to open doors in an emergency, in order to obtain entry to any portion of the Premises.

        24. Notices. Except as otherwise provided in this Lease, any payment required to be made and any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by personal delivery or registered or certified mail, return receipt requested, or by overnight courier service, addressed (a) to Tenant at the Premises, (b) to Landlord c/o SENTRE Partners, Inc., 9605 Scranton Road, Suite 102, San Diego, California 92121, or
(c) to such other address as either Landlord or Tenant may designate as its new address in California for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date of receipt or refusal to accept delivery.

        25. No Waiver. Neither this Lease nor any term or provision hereof may be waived, and no breach thereof shall be waived, except by a written instrument signed by the party against which the enforcement of the waiver is sought. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, no course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or a waiver or modification of any term, covenant or condition of this Lease or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise. No endorsement or statement on any check and no letter accompanying any check of other payment of Rent or Additional Charges in any such lesser amount and no acceptance by Landlord of any such check or other payment shall constitute an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

        26. Tenant's Certificates.

               26.1 Tenant, at any time during the term of this Lease and from time to time, within ten (10) business days after written request, shall execute, acknowledge and deliver to Landlord, addressed (at Landlord' request) to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Building Real Property, an estoppel certificate in reasonable and customary form and substance. Tenant's failure to do so within five (5) business days after written notice from Landlord following such ten (10) business day period shall be conclusive upon Tenant that all facts set forth in Landlord's proposed certificate are true and correct. In addition, Tenant shall be liable for all loss, cost or expense resulting from the failure of or delay in any sale or funding of any loan or other transaction caused by Tenant's failure to timely furnish any such certificate in reasonable and customary form and substance within five (5) business days after written notice from Landlord following such ten (10) day period. It is intended that any such certificate may be relied upon by any prospective purchaser, ground or underlying lessor or mortgagee of all or any part of the Building Real Property.

        27. Rules and Regulations.

               27.1 Tenant shall faithfully observe and comply with, and shall cause all occupants of the Premises and Tenant's Agents to observe and comply with, the rules and regulations, attached to this Lease as Exhibit C relating to the Building and the Project Common Areas and all reasonable and non-discriminating modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Project of any of such rules and regulations. In the event of any conflict between any such rule or regulation and this Lease, this Lease shall govern.

        28. Tenants Taxes.

               28.1 In addition to all other sums to be paid by Tenant under this Lease, Tenant shall pay, before delinquency, any and all taxes levied or assessed during the term of this Lease, whether now customary or within the contemplation of the parties hereto, (a) upon, measured by or reasonably attributable to the Tenant Improvements, equipment, furniture, fixtures and other personal property located in the Premises, including without limitation any Alterations, (b) upon or measured by Rent or Additional Charges, or both, payable under this Lease, including without limitation any gross income tax or excise tax levied by the City and County of San Diego, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Tenant shall reimburse Landlord upon demand for any and all such taxes paid or payable by Landlord (other than state and federal, personal or corporate income taxes measured by the net income of Landlord from all sources).

        29. Corporate Authority. If either party signs as a corporation or partnership or other entity, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in California, that the entity has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the entity is and are authorized to do so.

        30. Miscellaneous.

               30.1 Asbestos Disclosure. Tenant acknowledges that it has been furnished with and has reviewed a copy of the two reports prepared by the Szaras Company, dated September 12, 1991 and January 20, 1992, respectively, regarding the presence of asbestos in the Project (the "Asbestos Reports"). The Asbestos Reports are hereby accepted and approved by Tenant. Tenant acknowledges that Landlord has not made any representations or warranties as to the content, accuracy or completeness of the Asbestos Reports, and that Landlord has merely provided the Asbestos Reports for the information of Tenant. Tenant shall not maintain any physical contact with the affected area described in the Asbestos Reports and shall prohibit Tenant's Agents from doing the same. Tenant shall notify Tenant's Agents of the presence of asbestos and shall share copies of the Asbestos Reports with all Tenant's Agents and shall comply with all governmental laws and regulations relating to disclosure, notification and warnings with respect to the contents of the Asbestos Reports.

               30.2 Financial Statements. Upon Landlord's written request from time to time (not more frequently than once per year), Tenant shall promptly furnish Landlord with financial statements reflecting

Tenant's then-current financial condition, in such form and detail as Landlord may reasonably request; provided, however, that so long as the stock of tenant is traded on a national exchange, Tenant may furnish an annual report instead of financial statements. Landlord shall keep and maintain such financial statements confidential, provided that Landlord may disclose such information as required by law and to Landlord's attorneys, accountants, consultants and lenders.

               30.3 References. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the words "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation", or "but not limited to", or words of similar import) is used with reference thereto. All references to "mortgage" and "mortgage" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits referenced herein and attached to this Lease are hereby incorporated in this Lease by this reference. The captions preceding the Sections and Articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

               30.4 Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent Landlord) of its interest in the Building as owner or lessee, including any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent Landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest. Any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities.

               30.5 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

               30.6 Construction. This Lease shall be governed by the and construed in accordance with the laws of the State of California applicable to leases of real property made and entirely performed in California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the City and County of San Diego, California (excepting appellate courts).

               30.7 Integration. The terms of this Lease (including the Exhibits hereto) are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Building Real Property, or any other portion of the Project or this Lease except as expressly set forth herein. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

               30.8 Surrender. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Articles 10 and 11, ordinary wear and tear excepted. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quitclaiming to Landlord any interest of Tenant in the Premises, the Building Real Property and this Lease.

               30.9 Quiet Enjoyment. Upon Tenant paying the Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in
Article 13.

               30.10 Holding Over. If Tenant shall hold over after the expiration of the Term, Tenant shall pay Rent equal to one hundred fifty percent (150%) of the Rent payable during the final full lease year (exclusive of abatements, if any), together with an amount reasonably estimated by Landlord for the monthly Additional Charges payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable (but expressly excluding all renewal or extension rights). No holding over by Tenant after the Term shall operate to extend the Term. In the event of any holding over without Landlord's prior written consent, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises commencing upon or after the expiration of the Term. Any holding over with Landlord's written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord's option. Any holding over without Landlord's written consent shall entitle Landlord to reenter the Premises as provided in Article 20, and to enforce all rights and remedies provided by law or this Lease.

               30.11 Time of Essence. Time is of the essence of each and every provision of this Lease.

               30.12 Broker's Commissions. Each party represents and warrants to the other that it has not entered into any agreement or incurred or created any obligation which might require the other party to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, except for an agreement by Landlord to pay The Irving Hughes Group, Inc. a commission of three percent (3%) of the Net Aggregate Rent during the Initial Term of this Lease (50% of such commission shall be paid upon execution of this Lease by Landlord and Tenant, and 50% of such commission shall be paid upon the Commencement Date of this Lease). The term "Net Aggregate Rent" for purposes of this Section 30.12 shall mean the sum equal to the total Rent due and payable by Tenant for the Premises during the Initial Term of this Lease less any Rent abated by Landlord herein. Each party shall indemnify, defend and hold harmless the other and the other's constituent partners and their respective officers, directors, agents and employees from and against all claims for any such commissions or fees made by anyone claiming by or through the indemnifying party, except for the broker named above in this Section 30.12.

               30.13 No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord' sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord or all such subleases or subtenancies. Tenant agrees that in the event Tenant becomes the owner of the Building Real Property, Tenant's leasehold hereunder shall not then or thereafter merge with the fee estate and Tenant hereby irrevocably surrenders any right to effect such merger and this Lease shall continue in full force and effect.

               30.14 Consents. Unless otherwise expressly provided in this Lease, all consents and approvals to be given by Landlord or Tenant shall not be unreasonably withheld.

               30.15 Survival. All of Tenant's and Landlord's covenants and obligations contained in this Lease which by their nature might not be fully performed or capable of performance before the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's or Tenant's rights and remedies at law or in equity available upon a breach by the other party of this Lease.

               30.16 Amendments. No amendments or modifications of this Lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant. No amendment to this Lease shall be binding on any mortgagee of Landlord (or purchaser at any foreclosure sale) unless such mortgagee shall have consented thereto in writing.

               30.17 Attorneys' Fees. If Landlord becomes a party to any litigation not initiated by Tenant concerning this Lease, the Premises or the Building Real Property by reason of any act or omission of Tenant or its authorized representatives, and not by reason of Landlord's own act or omission or any act or omission of Landlord's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation.

               If either party commences an action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs.

               30.18  Arbitration of Disputes.

                      (a) If arbitration is expressly provided for in this Lease as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article, except as otherwise provided in this Lease. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), or its successor organization, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

                      (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

                      (c) Unless arbitration is specified as a dispute resolution procedure as to a particular dispute hereunder, disputes under this Lease shall not be resolved by arbitration unless both parties agree in writing to do so, and disputes shall be resolved as otherwise provided by law.

                      (d) All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within ten (10) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

                      (e) The notice specified in Paragraph (d) above shall identify the arbitrator to act on the notifying party's behalf. The arbitrator shall be a person who has demonstrated at least ten (10) years of experience in commercial real estate matters and, in particular, the subject matter of the dispute in question. Within ten (10) business days after receipt of the notice of arbitration, the other party shall notify the first party of the identity of the arbitrator to act on such other party's behalf, which arbitrator shall be similarly qualified. If such party fails to identify its arbitrator within ten
(10) business day period, the arbitrator named by the notifying party shall be the only arbitrator to resolve the dispute. If two (2) arbitrators are chosen pursuant to the foregoing, they shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a resolution of the dispute, they shall appoint a third arbitrator, who shall be similarly qualified. In the event they are unable to agree upon such appointment within five (5) business days after expiration of such ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, either party, on behalf of both, may request appointment of such a qualified person by the AAA. If the AAA shall refuse or be unable to provide such selection, the arbitrator shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by the Presiding Judge of the California Superior Court for the City and County of San Diego. The arbitrator(s) so selected shall resolve the dispute. The arbitration proceedings shall take place at a mutually acceptable location in the City and County of San Diego.

                      (f) When resolving any dispute, the arbitrators shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrators shall not have the power to change any of the provisions of this Lease, but this Article shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrators of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

                      (g) Except as otherwise expressly provided in this Lease, the cost of the arbitration, including reasonable attorneys' and expert witness fees, shall be borne by the unsuccessful party (as determined by the arbitrators).

               30.19 Relocation of Tenant. Landlord shall have the right at any time, upon not less than 90 days' advance written notice to Tenant (the "Relocation Notice"), to relocate Tenant to different premises in the Project (the "Substitute Premises"), provided (a) that the Substitute Premises are of approximately the same size as the Premises, (b) that Landlord rebuilds Tenant's existing improvements and fixtures to the same general specifications, quality and style, to Tenant's reasonable satisfaction, and (c) that Landlord reimburses Tenant for all out-of-pocket expenses reasonably incurred by Tenant as a result of the relocation (including replacement of existing supplies of stationery and business cards to reflect Tenant's new address). Tenant shall relocate to the Substitute Premises at the time set out in the Relocation Notice, or the earliest date thereafter on which the Substitute Premises are substantially ready for Tenant's occupancy. Upon the date Tenant takes possession of the Substitute Premises, this Lease shall be deemed amended to provide for the Substitute Premises and all other terms and conditions of this Lease shall remain in full force and effect.

        31. Design and Construction Process.

               31.1 Tenant's Design Development Documents. Landlord will provide Tenant with base building plans and drawings for the Building and any other plans in Landlord's possession. Tenant will prepare for review by Landlord two complete sets of Tenant's Design Development Documents consisting of drawings, details, outlines, specifications and other documents to fix and describe the size and character of the Premises with respect to architectural, structural, mechanical, electrical and fire safety systems, materials and such other components as may be appropriate; such documents shall indicate material finishes, heat load requirements of Tenant-supplied equipment and such other specialty systems and components as Landlord reasonably will request.

               31.2 Tenant's Construction Documents. Within five (5) business days of Landlord's receipt of Tenant's Design Development Documents, Landlord will review those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Design Development Documents, which modifications will be made by Tenant in accordance with Landlord's direction and will be incorporated in Tenant's Construction Documents to be prepared by Tenant. Tenant will prepare for review by Landlord two complete sets of Tenant's Construction Documents consisting of drawings and specifications setting forth in complete detail the final requirements for the construction of the Premises. Landlord will complete its review of Tenant's Construction Documents within five (5) business days of receipt of those documents. Based upon such review Landlord may order reasonable modifications to any of Tenant's Construction Documents and the modifications will be made by Tenant in accordance with Landlord's direction within fifteen
(15) business days of request by Landlord.

               31.3 Applicable Law; Budgetary Constraints. Tenant's Design Development Documents and Tenant's Construction Documents are herein occasionally collectively called "Tenant's Documents." All Tenant's Documents will conform with applicable federal, state and local law (including without limitation The Americans With Disabilities Act of 1990 and its implementing regulations, as amended or supplemented from time to time) and with Building and Project plans and specifications. It will be the responsibility of Tenant to prepare and submit Tenant's Documents that fall within Tenant's budgetary constraints (if any). Any redesign made necessary by the failure of Tenant's documentation to fall within Tenant's budgetary constraints, and any resulting delay therefrom, will be the sole responsibility of Tenant. Landlord will not be responsible for any failure of bidder's estimates to fall within Tenant's budgetary constraints.

               31.4 Requirements of Tenant's Documents. Tenant's Documents will be completed and fully coordinated. Tenant's Documents will also illustrate all existing site conditions and will include all work necessary to achieve a Certificate or Statement of Occupancy for the Premises. Tenant's Documents will be signed and sealed by an architect or professional engineer (where applicable), licensed and registered in the State of California. All costs and expenses incurred by Tenant in connection with Tenant's Documents may be paid from the T.I. Allowance.

               31.5 Contractors/Bidding Procedures. Landlord and Tenant will agree on a list of mutually acceptable contractors who will be asked to submit bids for the demolition of the existing tenant improvements (as may be necessary) and construction of the Tenant Improvements. This list shall include David Begent & Company. Upon receipt of the bids, Tenant will select the contractor from the agreed upon list. The selected bid need not be the low bid.

               31.6 Construction. Tenant's contractor will comply with reasonable construction rules made by Landlord and will coordinate its work with any other work being undertaken at the Project. The Tenant Improvements will be constructed in accordance with Tenant's Documents. Tenant diligently will pursue the demolition of the existing tenant improvements (as may be necessary) and the construction of the Tenant Improvements in a lien free, good and workmanlike manner in accordance with generally accepted construction practices until all of the work has been completed, subject to Section 31.9.

               31.7 Disbursement of T.I. Allowance. Landlord will disburse the T.I. Allowance within thirty (30) days after receipt of invoices that have been approved by Tenant for work that has been completed, less a ten percent (10%) retention (the aggregate amount of such retentions referred to herein as the "Final Retention"). Subject to the terms of this Lease, Landlord shall deliver to Tenant the Final Retention following the substantial completion of construction of the Tenant Improvements in the Premises, provided that (i) Landlord determines that the Tenant Improvements have been constructed in accordance with the terms of this Lease, and (ii) Tenant's architect delivers to Landlord a certificate, in a form acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed and the Premises are ready for occupancy in accordance with Tenant's Documents. If the cost of the Tenant Improvements is less than the T.I. Allowance, the difference shall be retained by Landlord.

               31.8 Access. Landlord will be entitled (but will not be obligated) to inspect the Tenant Improvements for the Premises under construction and upon completion, at reasonable times and intervals, for the purpose of determining that the work is being constructed in accordance with Tenant's Documents and the provisions of this Lease.

               31.9 Construction. Tenant may commence construction of the Tenant Improvements for the Premises at any time on or after Landlord allows Tenant access to the Premises in accordance with Section 3.1 above.

        32. Extension Option.

               32.1 Tenant Option. Tenant shall have one (1) option to extend the Term of this Lease for an additional period of three (3) years which will commence on the day following the last day of the Term (the "Extension Term"). The option for the additional period may be exercised by Tenant only by written notice (the "Extension Exercise Notice") given to Landlord not earlier than the date which is twelve (12) months prior and not later than the date which is at least nine (9) months prior to the expiration of the period of the Term (the "Extension Exercise Date"). Except as stated below in this Section 32, all of the terms and conditions of this Lease in effect immediately prior to the commencement of an extension period shall equally pertain in all respects to that extension period.

               32.2 Extension Rent. The Rent and Additional Charges during the first extension period will be the Market Rental Value of the Premises (as defined and determined pursuant to Section 32.3) for that period.

               32.3 Rent Notice by Landlord. The Market Rental Value as determined by Landlord will be designated by notice to Tenant pursuant and subject to Section 32.4 no later than eight (8) months prior to expiration of the period of the Term.

               32.4 Fair Market Value Rent. The Market Rental Value of the Premises will be the fair market rent and all additional charges and additional rent for the Premises determined as of the date that the extension of the Term is to commence, taking into consideration the rental rates then being obtained by Landlord for comparable space in the Project and the rates being obtained by other landlords in other projects in San Diego, California of the same approximate vicinity, age, quality, condition and level of amenities, as adjusted on account of pertinent differences such as the heights of the floors in question, incentives for initial occupancy such as free rent, existing lease takeover and assumption costs, brokerage commissions and demolition and improvement costs (or the inapplicability of such incentives in the case of renewals or extensions), size of space, length of term and anticipated commencement date with respect to such renewal and any other economic concessions; provided, however, that in no event shall the Market Rental Value be less than the Rent in effect under this Lease immediately prior to the commencement of the Extension Term. Landlord's determination of Market Rental Value shall be final and binding unless Tenant, within thirty (30) calendar days and by notice to Landlord, withdraws its exercise of the extension option or gives notice to Landlord that it will, and promptly thereafter does submit such determination of Market Rental Value to arbitration pursuant to Section 30.18 of this Lease. In the event of such submission, the Market Rental Value shall be determined by the arbitrators, whose determination shall be based upon the same factors set forth in this Section 32.4.

        32.5 Effect of Default. If Tenant is in default or any event or condition has occurred which after notice or passage of time or both shall constitute a default during the time period when it may otherwise exercise the option, then any attempt to exercise the option shall be null, void, and of no force or effect. If Tenant exercises the option and if Tenant is in default or any event or condition has occurred which after notice or passage of time or both shall constitute a default at any time after exercise of the option or on the first day for commencement of the Extension Term, then the exercise of the option by Tenant shall be null, void, and of no force or effect. If Tenant has been in default in payment of any sum required by this Lease where a late charge has become due under this Lease for more than three times during any twelve-month period, then the provisions of this option to extend the Term shall be canceled and shall be of no force or effect. No condition of the Premises, including, without limitation, any alteration or improvement made by Tenant, oral intention expressed by Tenant or detrimental reliance by Tenant on any statement, act, or omission by Landlord shall vest any rights in Tenant for exercise of this option or to possess the Premises during any period set for extension of the Term in this option, or estop Landlord from eviction of Tenant after the end of the Term of this Lease then in effect, or give rise to any equitable defense to such eviction. Tenant hereby waives any and all equitable remedies with respect to this option unless Tenant has complied in all respect with the written notice requirements set forth herein. The sole and exclusive method for exercise of the option contained herein shall be delivery of the written notice called for herein by Tenant to Landlord on a timely basis. Landlord and Tenant hereby agree that time is of the essence with respect to delivery of any notice of exercise by Tenant to Landlord. The date for delivery of any notice required or permitted in this option shall be determined by the provisions for delivery of notice contained in this Lease.

        33. Building Common Area Restrooms. The Building Common Area restrooms located on the ground floor of the Building are shown on Exhibit "E" attached hereto.

        34. Signage. Tenant shall not erect or maintain any temporary or permanent sign on or about the Premises, the Building, or the Project, or visible from the Common Areas or exterior, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall reasonably request. Landlord shall, at Tenant's expense, identify Tenant's business name on the monument sign located outside the Building, and Landlord shall, at Landlord expense, identify Tenant's business name at the interior suite entrance to the Premises and on the directory board for the Building. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

        35. Nitrogen Tank. Tenant, at Tenant's sole cost and expense, shall install and maintain in an enclosed area in either the parking area or hillside area near the Building as reasonably determined by Landlord and Tenant, a nitrogen tank approximately ten (10) feet tall and six (6) feet in diameter and related equipment and piping ("Nitrogen Tank Equipment"). The location and design of the Nitrogen Tank Equipment shall be approved by Landlord in writing prior to installation. Prior to the installation of the Nitrogen Tank Equipment, Tenant shall provide to Landlord a written description of the Nitrogen Tank Equipment, which shall be in detail reasonably satisfactory to Landlord. Tenant, at Tenant's sole cost and expense, shall screen all sides, including the top, of the Nitrogen Tank Equipment and install any other improvements reasonably required by Landlord in connection with installation of the Nitrogen Tank Equipment, including without limitation, a retaining wall in the event the Nitrogen Tank Equipment is located in the hillside area near the Building. If required by Landlord, the Nitrogen Tank Equipment, at

Tenant's cost and expense, shall be screened with a material similar to the exterior of the Building so as to cause the screening to appear to be part of the Building. Tenant shall be solely responsible for any damage to or loss of the Nitrogen Tank Equipment and shall carry loss and casualty insurance with full replacement value coverage. Landlord, at its option, shall remove the Nitrogen Tank Equipment upon the termination of this Lease, and Tenant shall promptly reimburse Landlord the cost and expense to repair any and all damage caused in connection with such removal. Tenant shall not be entitled to modify or add to the Nitrogen Tank Equipment without Landlord's prior written consent. The placement of the Nitrogen Tank Equipment shall not interfere with any existing facilities located in the Building or the Project. Tenant shall be responsible for obtaining any and all permits or licenses that may be required by any governmental authorities in connection with the Nitrogen Tank Equipment.

               IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representative to execute this Lease on their behalf as of the date first above written.

LANDLORD:                                           TENANT:
--------                                            ------
SAN DIEGO TECH CENTER, LLC,                         OPTICAL MICRO MACHINES,
a Delaware limited liability company                a California corporation

By       San Diego Realty Fund 5, LLC,              By /s/ Anis Husain
         ---------------------------------------       -------------------------
         a California limited liability company,       ANIS HUSAIN, PRESIDENT
         Its Administrative Member                     [Printed Name and Title]


         By: /s/ Signature Illegible                By: /s/ M. Hays
            ------------------------------------       -------------------------
         Its: Manager                                  MICHELLE HAYS, CFO
                                                       [Printed Name and Title]

                                   EXHIBIT A

                 [EXHIBIT DEPICTS A SITE MAP OF SAN DIEGO TECH
        CENTER WITH PREMISES TO BE RENTED MARKED BY CROSS-HATCHED LINES]

                                   EXHIBIT B


                   [EXHIBIT DEPICTS A SITE MAP OF SURROUNDING
            BUILDINGS AND PARKING LOT OF THE SAN DIEGO TECH CENTER]

                                    EXHIBIT C
                              RULES AND REGULATIONS
              ATTACHED TO AND MADE A PART OF OFFICE BUILDING LEASE
       (Capitalized terms shall have the meaning set forth in the Lease.)

        1. Parking-General. Subject to compliance with the rules and regulations set forth below in paragraph 2, so long as the Lease to which this Exhibit C is attached remains in effect, Tenant or persons designated by Tenant shall be entitled to non-exclusive use of unreserved surface parking areas located at the Project. All persons utilizing the Project parking facilities shall comply with the rules and regulations set forth below. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the Project parking as it deems necessary. Landlord may refuse to permit any person who violates the rules and regulations to park in the Project parking facilities. Any violation of this Parking Agreement shall subject the violator's car to removal from the Project parking facilities at the violator's expense.

        2. Parking-Rules and Regulations.

                      (a) Cars must be parked entirely within the stall lines painted on the floor.

                      (b) All directional signs and arrows must be observed.

                      (c) The speed limit shall be 5 miles per hour.

                      (d) Parking is prohibited:

                          (1) In areas not striped for parking;

                          (2) In fire lanes;

                          (3) Where "no parking" signs are posted;

                          (4) In cross-hatched areas; and

                          (5) In such other areas as may be designated by
                              Landlord.

                      (e) Every parker is required to park and lock his or her own car. All responsibility for theft and/or damage to cars, other personal property or persons is assumed by the parker.

                      (f) No more than one vehicle may be parked in any one parking space. Washing, waxing, cleaning or servicing of any vehicle by a parker and/or his agents is prohibited.

                      (g) Tenant shall acquaint all its officers and employees with these rules and regulations.

        3. Asbestos.

                      (a) Tenant has been provided with the Asbestos Reports described in Section 30.1 of the Lease. The reports contain a management plan and procedures.

                      (b) It is important to the health and safety of everyone in the Project that the procedures described in the management plan and in the Asbestos Reports be strictly followed. If Tenant has reason to believe that anyone is not following these procedures, that there is asbestos in any area of the Building or Project not indicated in the Asbestos Reports, or that any asbestos containing materials have been damaged, Tenant shall immediately contact Landlord or its property manager. Tenant shall not fail to follow the attached procedures in any way and must obtain the property manager's approval as to any work to be done by Tenant or any of Tenant's Agents if the work involves any procedures to be done in any area containing asbestos. The property manager may withhold consent to any such work if the property manager is of the opinion that the work may create a danger to the employee, or others in the Building or Project.

        4. Miscellaneous.

                      (a) No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the Building without the written consent of Landlord, first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All signs or lettering on doors shall conform to Landlord's sign criteria for the Building. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

                      (b) Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld.

                      (c) Toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant or those employees or invitees of Tenant who shall have caused it.

                      (d) Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises (except as set forth in the Lease), or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

                      (e) Tenant shall not use or keep in the Premises any flammable or combustible fluid or material (except as set forth in the Lease), including, but not limited to, kerosene or gasoline. Tenant shall not use any method of heating or air conditioning other than that supplied or installed by Landlord.

                      (f) Upon the termination of its tenancy, Tenant shall deliver to Landlord the keys for all offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

                      (g) Tenant shall not lay linoleum, tile, carpet or any other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner, without obtaining the prior express written consent of Landlord which consent shall not be unreasonably withheld. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant, or by the contractors, employees or invitees of Tenant who caused the damage.

                      (h) Landlord reserves the right to exclude or expel from the Buildings any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Project.

                      (i) Landlord shall have the right, exercisable with notice, to change the name and the street address of the Building of which the Premises are a part.

                      (j) Tenant shall not disturb, solicit, or canvas any occupant of the Building or Project and shall cooperate to prevent same.

                      (k) Without the written consent of Landlord, Tenant shall not use the name of the Building or the Project in connection with or in promotion or advertising of the business of Tenant except as Tenant's address.

                      (l) All exterior window coverings, whether curtains, blinds or otherwise, used by Tenant shall be approved in writing by Landlord. Landlord intends that all window coverings in the Project be uniform and standard in color, texture and appearance and Tenant shall have no right to deviate from or change the exterior window coverings approved by Landlord.

                      (m) Tenant shall comply with all documents, instruments and covenants recording against the Project, including, without limitation, the covenants, conditions and restrictions of the Lusk/Mira Mesa Industrial Park, a copy of which has been received and reviewed by Tenant.

                      (n) Subject to reimbursement pursuant to Article 5 of the Lease, Tenant shall have the right to use, in common with other tenants of the Project and subject to Landlord's reasonable rules and regulations, the Project amenities which include the athletic club, aerobic center, racquetball court, tennis courts, volleyball courts and swimming pool at no additional charge.

                                    EXHIBIT D

                               HAZARDOUS MATERIALS

From:            Charles King [cking@omminc.com]
Sent:            Wednesday, February 10, 1999 1.30 PM
To:              michelle Hays
Subject:         Chemicals

Hi Michelle,

The primary chemicals we will be using in the process are:

1)      Hydrofluoric acid (HF), 49% concentration
2)      Isopropyl alcohol (IPA)
3)      Acetone

We will be working with these chemicals in small volumes (about 200 milliliters each), and they will be used under a laminar flow hood with exhaust cutting to the outside atmosphere. Chemical waste will be stored and removed by a chemical waste disposal service.

Additionally, we will be using nitrogen gas in medium quantities and small quantities of helium gas. All of the gases are inert and non-flammable.

We will have an installed Deionized (DI) water source, and will also be using vacuum and compressed air.

-Charles.

                                   EXHIBIT E


                [EXHIBIT DEPICTS COMMON AREAS ACCESSIBLE TO ALL
                       TENANTS AT SAN DIEGO TECH CENTER]